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                                                                    EXHIBIT 10.6

                               FIRST AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT
                                   (TRANCHE C)

                                     between

                            SILVERLEAF RESORTS, INC.
                                  (as Borrower)

                                       and

                          TEXTRON FINANCIAL CORPORATION
                                   (as Lender)

                              As of April 30, 2002


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                               FIRST AMENDMENT TO

                           LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of April 30, 2002, entered into by and between SILVERLEAF RESORTS, INC. ("Borrower") and TEXTRON FINANCIAL CORPORATION ("Lender").

                                   WITNESSETH:

WHEREAS, Borrower is engaged in the business of acquiring, constructing, developing, owning, managing, selling and otherwise dealing with Intervals at the Resorts (as each such term is hereafter defined);

WHEREAS, Borrower and Lender are parties to that certain Loan and Security Agreement dated as of April 17, 2001, (the "ORIGINAL AGREEMENT"), pursuant to which the Borrower executed its Secured Promissory Note in favor of the Lender in the amount of $10,200,000.00, (the "ORIGINAL NOTE");

WHEREAS, Lender and Borrower have agreed to enter into this First Amendment to Loan and Security Agreement dated as of April 30, 2002, (the "FIRST AMENDMENT"), to restructure and modify the Loan, including separating the Loan into two separate components - the Revolving Loan Component in the amount of up to $8,060,00.00 and the Term Loan Component in the amount of up to $2,140,000.00;

WHEREAS, pursuant to this Agreement, the Commitment, as such term is hereinafter defined, shall be reduced to $9,058,000.00 less the outstanding principal balance of the Term Loan Component from time to time and the aggregate Commitment hereunder, under the Tranche A Credit Facility and the Tranche B Credit Facility, as such terms are hereinafter defined, shall be reduced to $136,000,000.00 less the outstanding principal balance of the Term Loan Component and the aggregate term loan component of the Tranche A Credit Facility and the Tranche B Credit Facility from time to time;

WHEREAS, pursuant to this First Amendment, the Original Note will be replaced by an Amended and Restated Secured Promissory Note in the aggregate original principal amount of $8,060,000.00 in favor of the Lender (the "REVOLVING LOAN COMPONENT NOTE") and a Secured Promissory Note in the aggregate original principal amount of $2,140,000.00 in favor of Lender (the "TERM LOAN COMPONENT NOTE", and together with the Revolving Loan Component Note, sometimes referred to herein singly and collectively as the "NOTE");

WHEREAS, Lender and Borrower have agreed to enter into this First Amendment to amend the Original Agreement; and

WHEREAS, Borrower acknowledges, agrees and confirms that if Borrower fails to satisfy any of the conditions set forth in Paragraph 81 hereof, as determined by Lender in its sole and absolute discretion, on or before May 31, 2002, then this Agreement, and the obligations of Lender

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hereunder, shall be null and void in all respects AB INITIO. In such event, the terms and conditions of the Original Agreement, as modified by the Forbearance Agreement and the Extension Letter, shall continue to control with respect to the Loan; Borrower further acknowledges, confirms and agrees that until such time as Borrower has satisfied the conditions set forth herein, as determined by Lender in its sole and absolute discretion, the Loan shall continue to be governed by the terms and provisions set forth in the Original Agreement, as modified by the Forbearance Agreement and the Extension Letter and the Extension Letter.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this First Amendment, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties to this First Amendment, intending to be legally bound, agree as follows:

1. AGREEMENT. Section 1.1(d) is hereby restated and amended to read as follows:

     "(d) AGREEMENT. This Loan and Security Agreement by and among Borrower and Lender as amended by the First Amendment to Loan and Security Agreement dated as of April 30, 2002, (the "FIRST AMENDMENT"), and as it may be further amended from time to time."

2. ASSIGNMENT OF NOTES RECEIVABLE AND MORTGAGES. Section 1.1(f) is hereby restated and amended to read as follows:

     "(f) ASSIGNMENT OF NOTES RECEIVABLE AND MORTGAGES. The term "Assignment of Notes Receivable and Mortgages" shall mean a recordable Collateral Assignment of Notes Receivable and Mortgages, in the form attached hereto as Exhibit A, made by Borrower in favor of Lender, evidencing the assignment to Lender, of all of the Pledged Notes Receivable and Mortgages. Each such assignment shall, from and after the date hereof, indicate by notation on the first page thereof that it is either a "Tranche C-Receiving Loan Component" assignment or a "Tranche C-Term Loan Component" assignment."

3. BORROWING BASE. Section 1.1(g) is hereby restated and amended to read as follows:

     "(g) BORROWING BASE. With respect to each Eligible Note Receivable, pledged to the Lender hereunder in connection with each Advance under Revolving Loan Component from and after the date hereof, an amount equal to seventy-five percent (75%) of the remaining principal balance of each such Eligible Note Receivable. Notwithstanding anything herein to the contrary, the total aggregate outstanding principal balance of the Revolving Loan Component and the Term Loan Component divided by the aggregate outstanding principal balance of all Eligible Notes Receivable pledged to Lender shall not exceed the Maximum Effective Advance Rate, as such term is defined herein."

4. BUSINESS PLAN. Section 1.1(i) is hereby restated and amended to read as follows:

     "(i) BUSINESS PLAN. The term "Business Plan" shall mean the five (5) year "Stand Alone" business plan prepared by Borrower and attached hereto as Exhibit
F. The Business Plan includes the "Impact on Lenders Worksheet" setting forth the amounts to be advanced by each of the Lenders, Heller and Sovereign pursuant to their respective credit facilities (the "SENIOR LENDER ADVANCE SCHEDULE")."

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5. COLLATERAL. Section 1.1(l) is hereby restated and amended to read as follows:

     "(l) COLLATERAL. Collectively, all now owned or hereafter acquired right, title and interest of the Borrower, in all of the following:

          (i) Pledged Notes Receivable (including all Notes Receivable comprising the Ineligible Note Portfolio) and all proceeds of or from them;

          (ii) Mortgages and all proceeds of or from them (including the Mortgages securing the Notes Receivable comprising the Ineligible Note Portfolio);

          (iii) Documents, instruments, accounts, chattel paper, and general intangibles relating to the Pledged Notes Receivable, (including any relating to the Ineligible Note Portfolio) and the related Mortgages;

          (iv) the Land;

          (v) the Additional Resort Collateral;

          (vi) the Silverleaf Finance I, Inc. Stock;

          (vii) Intentionally Omitted;

          (viii) the Standby Servicing Agreement and the rights of Borrower thereunder;

          (ix) the Standby Management Agreement and the rights of Borrower thereunder;

          (x) All collateral under the Existing Credit Facilities, the Heller Facility and the Soverign Facility, as each such term is herein defined;

          (xi) All books, records, reports, computer tapes, disks and software relating to the Collateral; and

          (xii) Extensions, additions, improvements, betterments, renewals, substitutions and replacements of, for or to any of the Collateral, wherever located, together with the products, proceeds, issues, rents and profits thereof, and any replacements, additions or accessions thereto or substitutions thereof."

6. COMMITMENT. Section 1.1(m) is hereby restated and amended to read as follows:

     "(m) COMMITMENT. The term "Commitment" shall refer singly to the obligation of Lender to make a Loan or Loans under the Revolving Loan Component to the Borrower in an aggregate amount not to exceed $9,058,000.00 minus the outstanding principal balance of the Term Loan Component from time to time. The Commitment and the Maximum Available Amount shall be subject to reduction as provided in Section 2.1(a). The maximum aggregate Commitment under this Agreement, the Tranche A Credit Facility and the Tranche B Credit Facility shall be $136,000,000.00 less the outstanding principal balance of the Term Loan Component and the aggregate term loan component of the Tranche A Credit Facility and the Tranche B Credit Facility

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from time to time, which maximum aggregate Commitment shall be reduced as provided in Section 2.1(a)."

7. ELIGIBLE NOTES RECEIVABLE. Section 1.1(t) is hereby restated and amended to read as follows:

     "(t) ELIGIBLE NOTES RECEIVABLE. Those Pledged Notes Receivable which satisfy each of the following criteria:

          (i) Borrower shall be the sole payee;

          (ii) it arises from a bona fide sale by Borrower of one or more Intervals;

          (iii) the Interval sale from which it arises shall not have been cancelled by Purchaser, and any statutory or other applicable cancellation or rescission period shall have expired and the Interval sale is otherwise in compliance with this Agreement;

          (iv) it is secured by a Mortgage on the purchased Interval;

          (v) principal and interest payments on it are payable to Borrower in legal tender of the United States;

          (vi) payments of principal and interest on it are payable in equal monthly installments;

          (vii) it shall have an original term of no more than one hundred twenty (120) months;

          (viii) a cash down payment has been received from Purchaser or the maker in an amount equal to at least ten percent (10%) of the actual purchase price of each Interval, and Purchaser shall have received no cash or other rebates of any kind;

          (ix) the average number of consecutive monthly payments made by all Purchasers pursuant to all Eligible Notes Receivable pledged hereunder and under the Existing Credit Facilities shall at all times be at least seven (7) consecutive monthly payments;

          (x) no monthly installment is more than thirty (30) days contractually past due at the time of an Advance in respect of such Eligible Note Receivable, or more than sixty (60) days contractually past due at any time;

          (xi) the rate of interest payable on the unpaid balance is at least the rate required so that when the Advance is made in respect of such Eligible Note Receivable the average interest rate on all Eligible Notes Receivable in respect of which Advances are outstanding shall not be less than twelve and one-half percent (12.5%) per annum at any time;

          (xii) Purchaser of the related Interval has immediate access, for the timeshare "unit week" related to such purchase, to the Interval described in the Mortgage securing such Eligible Note Receivable, which Interval has been completed, developed, and furnished in

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accordance with the specifications provided in the Purchaser's purchase contract, public offering statement and other Timeshare Documents; and Purchaser has, subject to the terms of the Declaration, purchase contract, public offering statement and other Timeshare Documents, complete and unrestricted access to the related Interval and the Resort;

          (xiii) neither Purchaser of the related Interval or any other maker of the Note is an Affiliate of, or related to, or employed by Borrower;

          (xiv) Purchaser or other maker has no claim against Borrower and no defense, set-off or counterclaim with respect to the Note Receivable;

          (xv) the maximum remaining principal balance of any such Note Receivable shall not exceed $25,000 and the total maximum remaining principal balance of the Notes Receivable executed by any one Purchaser or other maker shall not exceed $25,000 in the aggregate (or such greater amount as may be approved in writing in advance by Lender);

          (xvi) it is executed by a U.S. or Canadian resident; provided, however, that no more than ten percent (10%) of the outstanding principal balance of all Eligible Notes Receivable shall at any time be comprised of Notes Receivable executed by Canadian residents, and, to the extent such outstanding principal balance of such Notes exceeds ten percent (10%), they shall not be considered Eligible Notes Receivable;

          (xvii) the original of such Note Receivable has been indorsed to Lender and delivered to Lender as provided in this Agreement, and the terms thereof and all instruments related thereto shall comply in all respects with all applicable federal and state laws and the regulations promulgated thereunder; and

          (xviii) the Unit in which the timeshare Interval being financed or evidenced by such Note Receivable is located, shall not be subject to any Lien which is not previously consented to in writing by Lender. (xix) If the loan is a newly originated Eligible Note Receivable which is replacing an existing Eligible Note Receivable pledged as Collateral under the Agreement and the proceeds have been used to finance the purchase of an Interval which is being upgraded by the Purchaser to a more expensive Interval:

               (1) the principal balance of the existing Eligible Note Receivable which is being upgraded may still be included for purposes of calculating the Borrowing Base for a period of time expiring on the earlier to occur of (i) the 31st day after the consumer documents effecting the upgrade have been executed or (ii) the date on which any payment on such Eligible Note Receivable becomes thirty (30) or more days past due;

               (2) on or before the second business day after the expiration of the statutory rescission period in connection with any consumer documents executed effecting any upgrade involving an Eligible Note Receivable and in any event within ten (10) days of such upgrade, the Borrower shall deliver to the Lender or its designee the original of the new promissory note, comparable instrument or

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          installment sale contract executed in connection with such upgrade duly endorsed in blank by the Borrower and the Borrower will cause all payments made with respect to such new promissory note, comparable instrument or installment sale contract to be forwarded to the lockbox; and

               (3) any new upgraded Note Receivable involving a prior Eligible Note Receivable shall only be included as part of the Borrowing Base if the prior Eligible Note Receivable has been removed from the Borrowing Base and the new upgraded Note Receivable satisfies all conditions for an Eligible Note Receivable.

     Notwithstanding anything herein to the contrary, Lender shall be under no obligation to make Advances in respect of:

          (i) Crown Resorts Notes Receivable (i.e. Notes Receivable relating to intervals at the Crown Resorts listed on Schedule 4.5(c)(iii)) if Advances have already been made under this Loan, the Tranche A Credit Facility and/or the Tranche B Credit Facility, in total, in respect of 681 Crown Resorts Notes Receivable, exclusive of [x] Notes Receivable relating to intervals at the Quail Hollow Resort and [z] any other Crown Resort Notes Receivable for which Borrower shall have delivered to Lender an acceptable Mortgagee Title Insurance Policy insuring the Mortgage securing such Crown Resort Note Receivable; and

          (ii) Notes Receivable from Oak N' Spruce Resort if any such Advance, together with any prior Advances made in respect of Notes Receivable from Oak N' Spruce under this Loan Agreement, the Tranche A Credit Facility, the Tranche B Credit Facility and/or the Inventory Loan would exceed, in the aggregate, $32,000,000.00."

8. FACILITY FEE. Section 1.1(aa) is hereby restated and amended to read as follows:

     "(aa) FACILITY FEE. The facility fee as described and paid in accordance with the Fee Letter, which shall be payable in accordance with Section 2.6."

9. FINAL MATURITY DATE. Section 1.1(cc) is hereby restated and amended to read as follows:

     "(cc) FINAL MATURITY DATE. The term "Final Maturity Date" shall mean, with respect to the Revolving Loan Component Note the earlier of (a) March 31, 2007 or (b) the weighted average maturity date of the Pledged Notes Receivable pledged as Collateral as of the end of the Revolving Loan Term, as determined by the Lender in its reasonable discretion, and with respect to the Term Loan Component Note, March 31, 2007.

10. INTEREST RATE. Section 1.1(jj) is hereby restated and amended to read as follows:

     "(jj) INTEREST RATE. The Interest Rate on the Revolving Loan Component Note shall be a variable rate, adjusted as of each Prime Rate Determination Date, equal to the sum of Prime Rate, determined as of each Prime Rate Determination Date, plus three percent (3%) per annum, provided, however, that at no time shall the Interest Rate on the Revolving Loan Component Note be less than six percent (6%) per annum. The Interest Rate with respect to the

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Term Loan Component Note shall be a fixed rate of interest equal to eight percent (8%) per annum."

11. INVENTORY LOAN. Section 1.1(ll) is hereby restated and amended to read as follows:

     "(ll) INVENTORY LOAN. The term "Inventory Loan" shall mean that certain $10,000,000 time share interval inventory loan made by Lender to Borrower pursuant to that certain Loan and Security Agreement dated as of December 16, 1999, and all documents executed and/or delivered by Borrower in connection therewith, as amended by the First Amendment to Loan and Security Agreement dated as of April 17, 2001, and as further amended by the Second Amendment to Loan and Security Agreement dated as of April 30, 2002."

12. LAND MORTGAGE OF LAND MORTGAGES. Section 1.1(nn) is hereby restated and amended as follows:

     "(nn) LAND MORTGAGE OR LAND MORTGAGES. The term "Land Mortgage" or "Land Mortgages" shall mean singly and collectively, a properly recorded, first priority mortgage, deed of trust, deed to secure debt, assignment of beneficial interest or other security instrument encumbering all of the right, title and interest of Borrower in the Land and securing the Loan, as modified and amended by mortgage modifications, in the form attached hereto as Exhibit A."

13. LOAN OR LOANS. Section 1.1(pp) is hereby restated and amended to read as follows:

     "(pp) LOAN OR LOANS. The terms "Loan" and "Loans" mean, as the context requires, singly each loan and collectively all loans made by Lender to Borrower prior to the date hereof pursuant to the Original Agreement. The term "Loan" shall also mean, as the context requires, collectively all Loans made by Lender to Borrower hereunder. From and after the Effective Date, the Loan shall consist of the Revolving Loan Component in the maximum amount of $6,917,600.00 and the Term Loan Component in the maximum amount of $2,140,000.00 which amounts shall be repaid as provided in Section 2.4 hereof."

14. LOAN DOCUMENTS. Section 1.1(qq) is hereby restated and amended to read as follows:

     "(qq) LOAN DOCUMENTS. Collectively, this Agreement and the following documents and instruments listed below as such agreements, documents, instruments or certificates may be amended, renewed, extended, restated or supplemented from time to time."

          (i) This Agreement, as amended by the First Amendment;

          (ii) The Revolving Loan Component Note;

          (iii) The Term Loan Component Note;

          (iv) The Environmental Indemnification Agreement;

          (v) The Assignment of Notes Receivable and Mortgages;

          (vi) Borrower's Certificate and Request for Advance;

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          (vii) The Lockbox Agreement;

          (viii) The Land Mortgages;

          (ix) The Additional Resort Collateral Mortgages;

          (x) The Additional Resort Collateral Assignment;

          (xi) The Stock Pledge Agreement;

          (xii) The Standby Management Agreement Assignment;

          (xiii) The Standby Servicing Agreement Assignment;

          (xiv) The Assignment of Management Agreements;

          (xv) The Assignment of Mortgages;

          (xvi) Financing Statements; UCC financing statements covering the Collateral, to be filed with the Texas Secretary of State and the Secretary of State and/or such other office where UCC financing statements are required to be filed pursuant to the Code; and

          (xvii) Other Items; Such other agreements, documents, instruments, certificates and materials as Lender may request to evidence the Obligations; to evidence and perfect the rights and Liens and security interests of Lender, contemplated by the Loan Documents, and to effectuate the transactions contemplated herein, as such agreements, documents, instruments or certificates may be hereafter amended, renewed, extended, restated or supplemented from time to time."

15. LOAN YEAR. Section 1.1(rr) is hereby restated and amended as follows:

     "(rr) LOAN YEAR. The period from the date that Lender determines in its sole discretion that all conditions set forth in Section 4 hereof have been satisfied, which date shall not be later than May 31, 2002, through March 31, 2003 and each twelve (12) calendar month period thereafter."

16. LOCKBOX AGREEMENT. Section 1.1(tt) is hereby restated and amended to read as follows:

     "(tt) LOCKBOX AGREEMENT. The Lockbox Agreement, dated as of April 17, 2001, between Borrower, Lender, Servicing Agent and Lockbox Agent pursuant to which Lockbox Agent is to provide lockbox, reporting and related services and is to provide for the receipt of payments on the Notes Receivable and disbursement of such payments to Lender."

17. MANDATORY PREPAYMENT. Section 1.1(uu) is hereby restated and amended to read as follows:

     "(uu) MANDATORY PREPAYMENT. Any prepayment required by Section 2.4(a), 2.4(c), 2.4(d), 2.4(e), 2.4(f) and 2.5(b) of this Agreement."

18. NOTE. Section 1.1(xx) is hereby restated and amended to read as follows:

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     "(xx) NOTE. Singly and collectively, the Revolving Loan Component Note and the Term Loan Component Note."

19. OBLIGATIONS. Section 1.1(zz) is hereby restated and amended to read as follows:

     "(zz) OBLIGATIONS. All amounts due or becoming due to Lender in respect of the Loan or Loans under any of the Loan Documents or the Existing Credit Facilities, including principal, interest, prepayment premiums, contributions, taxes, insurance, loan charges, custodial fees, attorneys' and paralegals' fees and expenses and other fees or expenses incurred by Lender or advanced to or on behalf of Borrower by Lender pursuant to any of the Loan Documents, and the prompt and complete payment and performance by the Borrower of all obligations, indebtedness and liabilities pursuant to this Agreement or any of the Loan Documents or otherwise."

20. PLEDGED NOTES RECEIVABLE. Section 1.1(ddd) is hereby restated and amended to read as follows:

     "(ddd) PLEDGED NOTES RECEIVABLE. Any Note Receivable which at any time has been pledged to Lender by Borrower pursuant to this Agreement or any of the Loan Documents, including an Ineligible Note Receivable."

21. SERVICING AGENT. Section 1.1 (mmm) is hereby restated and amended to read as follows:

     "(mmm) SERVICING AGENT. Lender's exclusive agent, which shall be such Person or Persons designated by Borrower and approved by Lender in its sole discretion, for the purposes of billing and collecting amounts due on account of the Pledged Notes Receivable, providing reports pursuant to the Lockbox Agreement and performing other servicing functions not performed by the Lockbox Agent. Borrower shall be the Servicing Agent until: (i) an Event of Default shall have occurred and Lender replaces Borrower as Servicing Agent as provided in Section 9.1(i) or (ii) Lender elects to appoint the Standby Servicer in accordance with Section 10.14 hereof."

22. SURVEY. Section 1.1(sss) is hereby restated and amended to read as follows:

     "(sss) SURVEY. A plat or survey of the Resort, the Land and that portion of the Additional Resort Collateral constituting real property, prepared by a licensed surveyor acceptable to Lender and in form and substance acceptable to Lender."

23. TERM. Section 1.1(ttt) is hereby restated and amended to read as follows:

     "(ttt) TERM. With respect to the Revolving Loan Component, a period beginning on the Effective Date and ending on the Final Maturity Date. With respect to the Term Loan Component, a period of five (5) years from the Effective Date."

24. TERM SHEET. Section 1.1(uuu) is hereby deleted in its entirety.

25. TRANCHE A CREDIT FACILITY. Section 1.1(yyy) is hereby restated and amended to read as follows:

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     "(yyy) TRANCHE A CREDIT FACILITY. The term "Tranche A Credit Facility"
means that certain $75,000,000 credit facility provided by Lender to Borrower pursuant to that certain Amended and Restated Loan and Security Agreement dated of as of even date herewith, as the same may be further amended from time to time"

26. TRANCHE B CREDIT FACILITY. Section 1.1(zzz) is hereby restated and amended to read as follows:

     "(zzz) TRANCHE B CREDIT FACILITY. The term "Tranche B Credit Facility" means that certain $71,000,000 credit facility provided by Lender to Borrower pursuant to that certain Amended and Restated Loan, Security and Agency Agreement dated as of even date herewith, as the same maybe further amended from time to time."

27. DEFINITIONS. Section 1.1 is hereby amended in part to add the following new paragraphs:

     "(ffff) ADDITIONAL ELIGIBLE RESORTS OR ADDITIONAL ELIGIBLE RESORT. The terms "Additional Eligible Resorts" and "Additional Eligible Resort" shall have the meanings ascribed to such terms in Section 3.12 hereof.

     (gggg) ADDITIONAL RESORT COLLATERAL. The term "Additional Resort Collateral" shall mean singly and collectively, the development rights, real property, fixtures and other personal property, including all management agreements for the Resorts, now owned or hereafter acquired by Borrower and listed on Schedule 1.1.(gggg) attached hereto. "Additional Resort Collateral" shall not include the promissory notes and other property of Silverleaf Finance I, Inc., that constitute "Pledged Assets" under the DZ Documents.

     (hhhh) ADDITIONAL RESORT COLLATERAL MORTGAGES. A properly recorded, first priority mortgage, deed of trust, deed to secure debt or other security instrument, as applicable, executed and delivered by the Borrower to Lender, encumbering all of the right, title and interest of Borrower in that portion of the Additional Resort Collateral constituting real property.

     (iiii) ADDITIONAL RESORT COLLATERAL ASSIGNMENTS. The term "Additional Resort Collateral Assignments" shall mean singly and collectively: (i) a first priority security agreement executed and delivered by Borrower to Lender granting to Lender, a first priority security interest in that portion of the Additional Resort Collateral constituting personal property, and (ii) a first priority security agreement executed and delivered by Borrower to Lender, granting to Lender, a first priority security interest in that portion of the Additional Resort Collateral constituting development rights.

     (jjjj) ASSIGNMENT OF MANAGEMENT AGREEMENTS. The term "Assignment of Management Agreements" shall mean the assignment, in the form attached hereto as Exhibit A, by Borrower to Lender, of all of Borrower's rights under each management agreement for the Resorts.

     (kkkk) BOND HOLDER EXCHANGE TRANSACTION. The term "Bond Holder Exchange Transaction" shall mean that certain subordinate bond holder exchange transaction on the terms and conditions outlined in that certain term sheet dated October 19, 2001 (the "BOND HOLDER EXCHANGE TRANSACTION LETTER"), a copy of which is attached hereto as Exhibit E, and which

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was consummated pursuant to the documents listed on Schedule 1.1(kkkk) hereto
(the "BOND HOLDER EXCHANGE DOCUMENTS").

     (llll) CASH AND CASH EQUIVALENTS. Unrestricted (i) cash; (ii) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; and (iii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Rating Group or P-1 (or better) by Moody's Investor Service, Inc. provided that the maturities of such Cash and Cash Equivalents shall not exceed one year.

     (mmmm) DZ FACILITY. The term "DZ Facility" shall mean that certain note purchase facility to be provided by DZ Bank AG Deutsche Zentral - Genossenschaftsbank, as agent for Autobahn Funding Company, LLC ("DZ") to Borrower, on the terms outlined in the DZ Letter Agreement, dated December 12, 2001, as supplemented by that certain letter agreement by and between Borrower and DZ dated February 7, 2002, and attached hereto as Exhibit G (the "DZ LETTER AGREEMENT") and evidenced by the documents listed on Schedule 1.1(mmmm) hereto (the "DZ DOCUMENTS").

     (nnnn) EBITDA. The term EBITDA means, with respect to any Person for any period: (a) the sum of (i) net income (but excluding any extraordinary gains or losses or any gains or losses from the sale or disposition of assets other than in the ordinary course of business), (ii) interest expense, (iii) depreciation and amortization and other non-cash items properly deducted in determining net income, and (iv) federal, state and local income taxes, in each case for such Person for such period, computed and calculated in accordance with GAAP minus
(b) non-cash items properly added in determining net income, in each case for the corresponding period.

     (oooo) EFFECTIVE DATE. The term "Effective Date" shall have the meaning given in paragraph 84 of this First Amendment.

     (pppp) EFFECTIVE ADVANCE RATE. The term "Effective Advance Rate" shall mean the aggregate outstanding principal balance of the Revolving Loan Component and the Term Loan Component divided by the aggregate outstanding principal balance of all Eligible Notes Receivable pledged to Lender hereunder. The Effective Advance Rate shall at no time exceed 95% (the "Maximum Effective Advance Rate"). In addition, the Effective Advance Rate determined with respect to the aggregate of the Loan, the Tranche A Credit Facility and the Tranche B Credit Facility (collectively "TFC's Facilities") shall at no time exceed 95% of the aggregate outstanding principal balance of all Eligible Notes Receivable pledged to TFC, as agent or lender as applicable, under TFC's Facilities.

     (qqqq) EXTENSION LETTER. The term "Extension Letter" shall mean that certain extension letter dated April 15, 2002, which extended the Revolving Loan Period of the Loan to May 31, 2002, subject to the terms and conditions contained therein.

     (rrrr) FORBEARANCE TERMINATION EVENT. The term "Forbearance Termination Event" shall have the same meaning as the term "Termination Event" described in the Forbearance Agreement.

     (ssss) INELIGIBLE NOTE PORTFOLIO. The term "Ineligible Note Portfolio" shall mean certain of Borrower's Notes Receivable and Mortgages which are not currently pledged to any other Person, which are listed in Exhibit K attached hereto and which shall be held by Borrower, as agent for and on behalf of Lender, unless and until an Event of Default shall occur in which case the Ineligible Note Portfolio shall be delivered to Lender in accordance with
Section 3.2 hereof.

     (tttt) MANDATORY PREPAYMENT. Any prepayment required by Sections 2.4(a), 2.4(c), 2.4(d), 2.4(e) and 2.5(b) of this Agreement.

     (uuuu) MARKETING AND SALES EXPENSES. Shall mean all promotion, lead generation, sales commissions and all other marketing expenses incurred or paid by Borrower pursuant to any marketing agreements or otherwise.

     (vvvv) NET SECURITIZATION CASH FLOW. All right, title and interest of Silverleaf Finance I, Inc., a wholly owned subsidiary of Borrower, in any excess cash flow derived from the Notes Receivable sold by Silverleaf Finance I, Inc. to DZ pursuant to the DZ Documents.

     (wwww) OPERATING EXPENSES. Shall mean the total of all expenditures, computed in accordance with Generally Accepted Accounting Principles, of whatever kind relating to the ownership, operation, maintenance and management of the Resorts that are incurred on a regular monthly or other periodic basis, including, without limitation, utilities, ordinary and capital repairs and maintenance, insurance premiums, license fees, property taxes and assessments, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by the Lender, and other similar costs.

     (xxxx) REVENUES. Shall mean all proceeds from the sale of the Units, regardless of whether such proceeds are in the form of cash or Notes Receivable.

     (yyyy) REVOLVING LOAN COMPONENT. Shall mean that portion of the Loan in the amount of $8,060,00.00 on the terms and conditions described in Sections 2.1, 2.3, 2.4 and 2.5 hereof, which amount shall be repaid as provided in Section 2.4 and Section 2.5(b) hereof.

     (zzzz) REVOLVING LOAN COMPONENT NOTE. Shall mean that certain Amended and Restated Note, in the form attached hereto as Exhibit A, dated the date hereof, and executed and delivered by Borrower to Lender evidencing the Revolving Loan Component.

     (aaaaa) REVOLVING LOAN TERM. Shall mean the period commencing on the Effective Date and ending on March 31, 2004.

     (bbbbb) SILVERLEAF CLUB. Shall mean Silverleaf Club, a Texas non-profit corporation.

     (ccccc) INTENTIONALLY OMITTED.

     (ddddd) INTENTIONALLY OMITTED.

     (eeeee) INTENTIONALLY OMITTED.

     (fffff) STANDBY MANAGER. Shall mean the Person selected by Borrower, and acceptable to Lender, in its sole discretion, to act as standby manager of Borrower's Resorts in accordance with this Agreement. Subject to the review and approval of the Standby Management Agreement by Lender, in its sole discretion, Lender hereby approves J & J Limited, Inc. as the initial Standby Manager.

     (ggggg) STANDBY MANAGEMENT AGREEMENT. Shall mean the agreement between the Standby Manager and Borrower providing for the management of Borrower's business and the Resorts on the occurrence of an Event of Default hereunder.

     (hhhhh) STANDBY MANAGEMENT AGREEMENT ASSIGNMENT. Shall mean the assignment, in the form attached here as Exhibit A, by Borrower to Lender, of all of Borrower's rights under the Standby Management Agreement.

     (iiiii) STANDBY SERVICER. Shall mean the Person selected by Lender to act as standby servicer in accordance with this Agreement. The current Standby Servicer is Concord Servicing Corporation.

     (jjjjj) STANDBY SERVICING AGREEMENT. Shall mean the agreement pursuant to which the Standby Servicer shall provide servicing functions with respect to the Pledged Notes Receivable upon the occurrence of an Event of Default hereunder in accordance with Sections 9.1(i) and 10.14 hereof.

     (kkkkk) STANDBY SERVICING AGREEMENT ASSIGNMENT. Shall mean the assignment, in the form attached hereto as Exhibit A, pursuant to which Borrower assigns to Lender, all of Borrower's rights under the Standby Servicing Agreement.

     (lllll) STOCK PLEDGE AGREEMENT. Shall mean the agreement in the form attached hereto as Exhibit A, pursuant to which all issued and outstanding shares of Silverleaf Finance I, Inc.'s capital stock and all right, title and interest in such shares, all certificates, instruments or other documents evidencing or representing the same and all dividends and distributions therefrom, including dividends and distributions paid in stock (the "SILVERLEAF FINANCE I, INC. STOCK") are pledged to Lender as security for the Loan.

     (mmmmm) TANGIBLE NET WORTH. Tangible Net Worth means, with respect to any Person, the amount calculated in accordance with GAAP as: (i) the consolidated net worth of such Person and its consolidated subsidiaries, plus (ii) to the extent not otherwise included in such consolidated net worth, unsecured subordinated debt of such Person and its consolidated subsidiaries, the terms and conditions of which are reasonably satisfactory to Lender, minus (iii) the consolidated intangibles of such Person and its consolidated subsidiaries, including, without limitation, goodwill, trademarks, tradenames, copyrights, patents, patent allocations, licenses and rights in any of the foregoing and other items treated as intangible in accordance with GAAP. Notwithstanding the foregoing, if subsequent to the Effective Date deferred sales are no longer considered an asset under GAAP, Lender agrees, at the request of Borrower, to determine, in its reasonable discretion, whether deferred sales should continue to be considered an asset for purposes of determining Borrower's Tangible Net Worth.

     (nnnnn) TAX REFUND. The term "Tax Refund" means that certain corporate tax refund of Borrower for the 1998 and 1999 tax years in the estimated amount of $5,000,000.00.

     (ooooo) TERM LOAN COMPONENT. Shall mean that portion of the Loan in the amount of $2,140,000.00 on the terms and conditions set forth in Sections 2.2, 2.3, 2.4 and 2.5 hereof, which amount shall be repaid as provided in Section 2.4 and Section 2.5(b) hereof.

     (ppppp) TERM LOAN COMPONENT NOTE. Shall mean that Secured Promissory Note, in the form attached hereto as Exhibit A, dated the date hereof, and executed and delivered by Borrower to Lender evidencing the Term Loan Component

     (qqqqq) TOTAL INTEREST EXPENSE. For any period, the aggregate amount of interest required to be paid or accrued by Borrower and its subsidiaries during such period on all indebtedness of Borrower and its subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any capitalized lease, or any synthetic lease and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

28. LOAN. Section 2 is hereby restated and amended to read as follows:

     "2.1 REVOLVING LOAN COMPONENT AND LENDING LIMITS.

     (a) REVOLVING LOAN COMPONENT. Upon the terms and subject to the conditions set forth in this Agreement, Lender agrees at any time and from time to time during the Revolving Loan Term, to make a loan or loans to Borrower, and Borrower may borrow, repay and reborrow during the Revolving Loan Term, with respect to the Revolving Loan Component only, in an aggregate amount not to exceed at any time the lesser of: (i) the amount of the Borrowing Base or (ii) the lending limits set forth in Section 2.1(b) hereof. Notwithstanding anything herein to the contrary, the aggregate balance of all Advances, shall not exceed $9,058,000.00 less the aggregate outstanding principal balance of the Term Loan Component from time to time (the "MAXIMUM AVAILABLE AMOUNT"). Borrower's right to receive Advances hereunder shall also be subject to the terms and conditions set forth in that certain Intercreditor Agreement between Lender, Borrower, Heller and Sovereign dated of even date herewith. Borrower acknowledges, confirms and agrees that Lender shall have the right to allocate any request for an Advance hereunder to this Loan, the Tranche A Credit Facility and/or the Tranche B Credit Facility in such manner as Lender may elect in its sole and absolute discretion. Notwithstanding anything herein to the contrary, Borrower acknowledges, confirms and agrees that it shall not be entitled to receive, nor shall Lender be required to make, any Advance if and to the extent that: (i) Borrower has failed to substantially adhere to the Business Plan, including the Senior Lender Advance Schedule, as determined by Lender in its sole and absolute discretion; or (ii) the most recent weekly flash report delivered in accordance with Section 7.1(h)(i) hereof (a "WEEKLY FLASH REPORT"), indicates that Borrower has in excess of five million dollars ($5,000,000) in available unrestricted cash.

     Borrower acknowledges, agrees and confirms that as provided in the Business Plan, the Commitment and the Maximum Available Amount shall be reduced to the following amounts: (i) on and after March 31, 2004 - $6,993,000, less the outstanding principal balance of the Term Loan Component from time to time; (ii) on and after March 31, 2005 - $4,995,000, less the outstanding principal balance of the Term Loan Component from time to time; and (iii) on and after March 31, 2006 - $4,662,000, less the outstanding principal balance of the Term Loan Component from time to time;

     On or after the Effective Date, the aggregate amount of the Commitment provided hereunder, under the Tranche A Credit Facility and the Tranche B Credit Facility shall be equal to $136,000,000.00 less the aggregate principal balance of the Term Loan Components hereunder, under the Tranche A Credit Facility and under the Tranche B Facility. Borrower further acknowledges, confirms and agrees that the aggregate Commitment under this Agreement, the Tranche A Credit Facility and the Tranche B Facility shall be reduced to the following amounts:
(i) after March 31, 2004 - $105,000,000.00, less the aggregate outstanding principal balance of the Term Loan Component of each such facility from time to time; (ii) after March 31, 2005 - $75,000,000.00, less the aggregate outstanding principal balance of the Term Loan Component of each such facility from time to time; and (iii) after March 31, 2006 - $70,000,000.00, less the aggregate outstanding principal balance of the Term Loan Component of each such facility from time to time.

     (b) LENDING LIMITS. Borrower acknowledges, agrees and confirms that the obligations of Lender to make Loans under this Agreement to Borrower is limited to the lesser of: (i) the Borrowing Base or (ii) the Maximum Available Amount. Notwithstanding anything heretofore to the contrary, Borrower acknowledges, agrees and confirms that Lender shall have no obligation to make any Advance, nor shall Borrower be entitled to receive any Advance, if at any time, (x) the aggregate outstanding principal balance of the Revolving Loan Component and the Term Loan Component divided by the aggregate unpaid principal balance of all Eligible Notes Receivable pledged to Lender hereunder is, or would be as a result of any Advance, be in excess of the Maximum Effective Advance Rate, (y) Borrower has failed to substantially adhere to the Business Plan, including the Senior Lender Advance Schedule, as determined by Lender in its sole and absolute discretion; or (z) the most recent Weekly Flash Report indicates that Borrower has in excess of five million dollars ($5,000,000) in available unrestricted cash. Borrower acknowledges, agrees and confirms that Lender's obligation to Borrower and Borrower's right to borrow under this Agreement is subject to the satisfaction of the conditions set forth in Paragraph 81 hereof on or before May 31, 2002. Until such time as Lender determines that the conditions set forth in Paragraph 81 hereof have been satisfied, all of Borrower's rights with respect to Advances shall be governed by and construed in accordance with the terms and conditions of the Original Agreement, as modified by the Forbearance Agreement and the Extension Letter. If the conditions set forth in Paragraph 81 are not satisfied on or before May 31, 2002, then this Agreement, and the respective rights and obligations of the parties hereto, shall be null and void AB INITIO and of no further force and effect and the respective rights and obligations of Borrower and Lender shall be governed by the terms and conditions of the Original Agreement, as modified by the Forbearance Agreement and the Extension Letter.

     (c) WORKING CAPITAL ADVANCES. Borrower acknowledges and agrees that it shall not be entitled to receive nor shall Lender be obligated to make any further Working Capital

Advances. All other terms and conditions of this Agreement shall continue to apply with respect to any Working Capital Advances previously made by Lender to Borrower under the Original Agreement. Borrower acknowledges, agrees and confirms that the outstanding principal balance of all Working Capital Advances made as of the date hereof is $1,000,000.00 (the "WORKING CAPITAL ADVANCE BALANCE").

     (d) NOTE EVIDENCING BORROWER'S OBLIGATIONS. Borrower acknowledges, agrees and confirms that as of the date hereof the outstanding principal balance of the Revolving Loan Component is $8,060,000.00, which amount includes the Working Capital Advance Balance and which amount shall be repaid as provided in Section
2.4 hereof. Borrower's obligations to pay the principal of and interest on the Loan or Loans made by Lender under the Revolving Loan Component shall be evidenced by a Revolving Loan Component Note to Lender, which Note shall be dated as of the date hereof and be in a stated principal amount equal to Lender's Commitment as set forth on Schedule A. The Note will mature on the Final Maturity Date, bear interest as provided in Section 2.3 hereof and be otherwise entitled to the benefits of this Agreement. Notwithstanding the stated principal amount of the Note, the aggregate outstanding principal amount of the Loan at any time shall be the aggregate principal amount owing on the Note at such time. Lender shall and is hereby authorized to record on the grid attached to the Note (or, alternatively, in its internal books and records) the date and amount of Loan made by Lender, the interest rate and interest period applicable thereto and each repayment thereof; and such grid or other books and records shall, as between Borrower and Lender, absent manifest error, constitute prima facie evidence of the accuracy of the information contained therein. Failure by Lender to so record any Advance made by it (or any error in such recordation) or any payment thereon shall not affect the Obligations of Borrower under this Agreement or under the Note and shall not adversely affect Lender's rights under this Agreement with respect to the repayment thereof.

     (e) HELLER AND SOVEREIGN OBLIGATION TO FUND. Notwithstanding anything herein to the contrary, the obligation of Lender to make any Advance under this Agreement shall be subject to and conditioned upon both Heller and Sovereign each making advances to Borrower substantially in accordance with the Business Plan, including the Senior Lender Advance Schedule, which Lender agrees will be determined on a quarterly basis commencing April 1, 2002. Lender shall have no obligation to make any Advance hereunder in the event that either Sovereign or Heller terminates its respective facility or fails to make advances as provided in the Business Plan, including the Senior Lender Advance Schedule, which Lender agrees will be determined on a quarterly basis commencing April 1, 2002.

     2.2 TERM LOAN COMPONENT LOAN. Borrower acknowledges, agrees and confirms that as of the date hereof the outstanding principal balance of the Term Loan Component is $2,140,000.00, which amount shall be repaid as provided in Section
2.4. Borrower further acknowledges, agrees and confirms that Borrower shall have no right to re-borrow or borrow, nor shall Lender have any obligation to make any additional loan or loans to Borrower with respect to the Term Loan Component. Borrower's obligation to repay the principal of and interest on the Loan or Loans comprising the Term Loan Component shall be evidenced by a Term Loan Component Note to Lender, which Note shall be dated as of the date hereof and be in the stated principal amount of the Term Loan Component, increased by the

Facility Fee. The Term Loan Component Note will mature on the Final Maturity Date, bear interest as provided in Section 2.3 and be otherwise entitled to the benefits of this Agreement.

     2.3 INTEREST RATE. From and after the Effective Date, with respect to the Revolving Loan Component (including the Working Capital Advance Balance), including each Loan hereafter made pursuant to 2.1(a) hereof, the Revolving Loan Component shall bear interest at the Interest Rate applicable to the Revolving Loan Component as of the date funds are wired by Lender to Borrower through Lender's receipt of repayment of the Revolving Loan Component in accordance with
Section 2.4 (if received by Lender later than 1:00 p.m., Eastern Standard Time, then interest accrual shall be through the next Business Day following such receipt). From and after the Effective Date, the Term Loan Component shall bear interest at the Interest Rate applicable to the Term Loan Component through Lender's receipt of payment of the Term Loan Component as provided in Section
2.4. Immediately upon the occurrence of an Event of Default and after the Final Maturity Date (if the Loan is not paid in full on the Final Maturity Date), at Lender's election in its sole discretion, the entire Loan will bear interest at the Default Rate. Prior to the Effective Date, the Loan shall bear interest as provided in the Original Agreement.

     2.4 PAYMENTS. The Borrower agrees punctually to pay or cause to be paid to Lender, all principal and interest due under the Note in respect of the Loan made by Lender hereunder. The Borrower shall make the following payments on the
Loan:

     (a) INITIAL LOAN PAYDOWN. On or before May 31, 2002, Borrower shall make, from the proceeds of the DZ Facility, a payment on the Revolving Loan Component in the amount of approximately $1,764,000.

     (b) MONTHLY PAYMENTS. (1) Revolving Loan Component. Borrower shall direct or otherwise cause all makers of all Pledged Notes Receivable to pay all monies due thereunder to the lockbox established pursuant to the Lockbox Agreement, or as otherwise required by Lender. One hundred percent (100%) of the cleared funds collected from the Pledged Notes Receivable each week will be paid to Lender by the Lockbox Agent pursuant to the Lockbox Agreement, and will be applied by Lender first to the payment of costs or expenses incurred by Lender pursuant to this Agreement in creating, maintaining, protecting or enforcing the Liens in and to the Collateral and in collecting any amounts due to Lender in connection with the Loan ("COLLECTION COSTS") and the balance to Lender. Lender shall apply each such payment in the following order: (i) to any interest accrued at the applicable Default Rate on the Revolving Loan Component; (ii) then to interest at the applicable Interest Rate on the Revolving Loan Component; and (iii) then to principal on the Revolving Loan Component. In the event that the cleared funds received by Lender are insufficient to pay the amounts described in aforementioned clauses (i)-(ii), then Borrower shall pay the difference to Lender on or before the fifth (5th) day of the following month. In the event Borrower receives any payments on any of the Pledged Notes Receivable directly from or on behalf of the maker or makers thereof, Borrower shall receive all such payments in trust for the sole and exclusive benefit of Lender; and Borrower shall deliver to the Lockbox Agent all such payments (in the form so received by Borrower) as and when received by Borrower, unless Lender shall have notified Borrower to deliver directly to Lender all payments in respect of the Pledged Notes Receivable which may be received by Borrower, in which event all such payments (in the form received) shall be endorsed by Borrower to Lender and delivered to Lender promptly upon Borrower's receipt thereof. (2) Term Loan Component. Borrower shall pay to Lender on or before the tenth day of each month an amount equal to: (i) all interest accrued at the applicable Default Rate on the Term Loan Component; plus (ii) all interest due and payable as of the last day of the immediately preceding month; plus (iii) a principal payment sufficient to amortize the Term Loan Component in full on the basis of a twenty (20) year amortization schedule. In the event that Borrower fails to make the payment in question, Lender may, at its option, on or before the tenth day of each month, make an Advance with respect to the Revolving Loan Component and apply such Advance to the payment of Term Loan Component as provided immediately above.

     (c) MANDATORY TERM LOAN COMPONENT FUND UP PREPAYMENT. If and to the extent that: (i) at the end of each calendar quarter during the first two (2) years of the Term following the Effective Date, commencing the calendar quarter ending June 30, 2002 (x) the outstanding principal balance of all Loans made with respect to the Revolving Loan Component is less than seventy percent (70%) of the then outstanding principal balance of the Eligible Notes Receivable pledged to Lender with respect to such Loans (such difference being hereinafter referred to as an "AVAILABLE FUND-UP AMOUNT") and (y) provided Borrower has available unrestricted cash of five million dollars ($5,000,000.00) or more as indicated in the most recent Weekly Flash Report or (ii) at the end of each calendar quarter commencing the calendar quarter ending June 30, 2004 (x) the outstanding principal balance of all Loans made with respect to the Revolving Loan Component is less than seventy-five percent (75%) of the then outstanding principal balance of the Eligible Notes Receivable pledged to Lender with respect to such Loans (such difference also being referred to as an "AVAILABLE FUND-UP AMOUNT") and (y) provided Borrower has available unrestricted cash of five million dollars ($5,000,000.00) or more as indicated in the most recent Weekly Flash Report, then Borrower agrees that Lender may, on the last Business Day of each such calendar quarter, make an Advance with respect to the Revolving Loan Component in an amount equal to such Available Fund Up Amount and apply such Advance to the repayment of the Term Loan Component as follows: (i) first to interest at the applicable Default Rate; (ii) then to interest at the applicable Interest Rate and (iii) then to reduction of principal of the Term Loan Component until such time as the Term Loan Component is paid in full.

     (d) FURTHER QUARTERLY PAYMENTS. If, at the end of any calendar quarter commencing April 1, 2002, Borrower has available unrestricted cash exceeding five million dollars ($5,000,000.00), as indicated on the most recent Weekly Flash Report (the "ADDITIONAL AVAILABLE AMOUNT"), then Borrower agrees to repay the Loan in an amount equal to such Additional Available Amount and such amount will be applied as follows: (i) first to interest at the applicable Default Rate; (ii) then to interest at the applicable Interest Rate; (iii) then to the reduction of principal of the Term Loan Component until such time as the Term Loan Component is paid in full and (iv) then to the repayment of the Revolving Loan Component as provided above.

     (e) LOAN BALANCE REDUCTION. Notwithstanding anything hereto to the contrary, Borrower agrees that on and after March 31, 2004, the outstanding principal balance of the Loan shall be reduced in substantial accordance with the Business Plan.

     (f) LAND RELEASE PAYMENT. In the event of a sale of all or any portion of the Land by Borrower, Lender agrees to release such portion of the Land from the lien of the Land Mortgages provided that: (i) no Event of Default has occurred;
(ii) the purchaser of the Land in question is an unrelated third party; (iii) the purchase price of the Land is equal to or greater than the fair market value of the Land as determined by the Lender in its sole and absolute discretion and
(iv) Lender shall receive a payment on the Loan, which payment shall be applied to the outstanding balance of the Revolving Loan Component as follows: (1) to any interest accrued at the Default Rate; (2) to the payment of accrued and unpaid interest at the applicable Interest Rate on the Revolving Loan Component; and (3) then to the principal on the Revolving Loan Component, which payment shall be equal to the greater of: (x) the net sale proceeds (after the payment of reasonable customary closing costs) from the sale of the Land in question or
(y) an amount, determined by Lender in its sole discretion, such that after application of such amount to the outstanding principal balance of the Revolving Loan Component, the ratio of the remaining outstanding principal balance of the Working Capital Advance Balance to the then fair market value of the remaining Land is equal to or less than the Working Capital Advance Ratio.

     (g) FINAL PAYMENT. The entire outstanding principal amount of the Loan, together with all other Obligations hereunder, shall be due and payable on the Final Maturity Date. Prior to the Effective Date, Borrower shall make payments as provided in the Original Loan Agreement.

     2.5 PREPAYMENTS.

     (a) VOLUNTARY PREPAYMENTS. Borrower may repay the Loan, either in whole or in part, at any time, provided that any such prepayment shall be in increments of not less than $100,000.00.

     (b) MANDATORY PREPAYMENTS. If at any time and for any reason: (i) the outstanding unpaid principal balance of the Revolving Loan Component shall exceed the Maximum Available Amount, as reduced in accordance with Section 2.1(a); (ii) the outstanding unpaid principal balance of the Revolving Loan Component divided by the aggregate outstanding principal balance of all Eligible Notes Receivable pledged to Agent hereunder shall exceed the Borrowing Base; or
(iii) the outstanding unpaid principal balance of both the Revolving Loan Component and the Term Loan Component divided by the aggregate outstanding principal balance of all Eligible Notes Receivable pledged to Agent hereunder shall exceed the Maximum Effective Advance Rate (each an "EXCESS FUNDING") then, within five (5) Business Days following Borrower's receipt of telecopied notice from Lender of the occurrence of such excess or, absent such telecopied notice, within fifteen (15) days after the end of the calendar month in which such excess occurred: (x) In the case of an Excess Funding described in (i) above, Borrower shall promptly repay the principal balance of the Revolving Loan Component in an amount equal to such Excess Funding or (y) in the case of an Excess Funding described in (ii) above, Borrower shall prepay the principal balance of the Term Loan Component (and if necessary the Revolving Loan Component) in an amount equal to such Excess Funding. If Lender has determined that Notes Receivable have been delivered to Lender and were included in the Borrowing Base, which Notes Receivable did not or no longer qualify as Eligible Notes Receivable ("INELIGIBLE NOTES RECEIVABLE") provided that an Excess Funding exists, Borrower shall substitute Eligible Notes Receivable for such Ineligible Notes Receivable and thereby increase the aggregate principal amount of Eligible Notes Receivable pledged to Lender so that Excess Funding is eliminated. The pledge and delivery to Lender of additional Eligible Notes Receivable shall comply with the document delivery and recordation requirements set forth in Section 5 of this Agreement and shall be accompanied by a written certification of Borrower to the effect that such additional Pledged Notes Receivable are Eligible Notes Receivable, and that, giving effect to the pledge to Lender of such Eligible Note Receivable: (i) the outstanding unpaid principal balance of the Revolving Loan Component divided by the aggregate outstanding principal balance of all Eligible Notes Receivable pledged to Agent hereunder is equal to or less than the Borrowing Base and (ii) the outstanding unpaid principal balance of both the Revolving Loan Component and the Term Loan Component divided by the aggregate outstanding principal balance of all Eligible Notes Receivable pledged to Agent hereunder is equal to or less than the Maximum Effective Advance Rate. If Borrower elects to prepay the excess principal balance of the Loan pursuant to this Section 2.5(b), no prepayment premium shall be payable in connection with such prepayment. In addition, if at any time and for any reason, (1) the ratio of the Working Capital Advance Balance to the fair market value of the Land, as determined by Lender, in its sole and absolute discretion, is greater than the Working Capital Advance Ratio or (2) if the aggregate amount of the Working Capital Advance Balance and all similar working capital advances made by Heller and Sovereign exceed 50% of the fair market value of the Land, as determined by Lender in its sole and absolute discretion (each an "EXCESS AMOUNT"), then within five (5) Business Days following Borrower's receipt of telecopied notice from Lender of the occurrence of such Excess Amount or, absent such telecopied notice, within fifteen (15) days after the end of the calendar month in which such excess occurred, Borrower shall (x) in the case of (1), prepay the outstanding principal balance of the Loan in an amount equal to the Excess Amount, or (y) in the case of (2), repay the outstanding principal of the Loan, the Heller Facility and the Sovereign Facility in equal amounts in an aggregate amount equal to the Excess Amount.

     (c) PREMIUMS. No prepayment premium shall be required in connection with any prepayment of the principal balance of the Loan hereunder.

     2.6 FACILITY FEE. Borrower acknowledges and agrees that a Facility Fee in the amount set forth in the Fee Letter is due and payable exclusively to the Lender. Borrower acknowledges, agrees and confirms that Lender has earned the Facility Fee notwithstanding whether the Loan or any portion is funded and further agrees that the Facility Fee shall be paid at closing from the proceeds of the Term Loan Component and is included in the current outstanding principal balance of the Term Loan Component and shall be repaid by the Borrower to Lender as part of the Term Loan Component Note.

     2.7 MAXIMUM OBLIGATION OF TEXTRON FINANCIAL CORPORATION UNDER THE LOAN, THE EXISTING CREDIT FACILITY AND THE INVENTORY LOAN. Borrower acknowledges, agrees and confirms that notwithstanding anything to the contrary herein, in any other Loan Document or in any document evidencing or securing the Tranche A Credit Facility, Tranche B Credit Facility or the Inventory Loan, as Lender shall not be obligated to fund any Advance hereunder, which when taken together with the loans or advances made by Textron Financial Corporation to the Borrower under this Agreement, the Tranche A Credit Facility, Tranche B Credit Facility and the Inventory Loan, would cause the aggregate amount of such loans and advances by Textron Financial Corporation to Borrower to exceed a maximum aggregate amount of $50,200,000.00 prior to the Effective Date and: (i) after the Effective Date and prior to March 31, 2004,

$44,567,000.00; (ii) after March 31, 2004 and prior to March 31, 2005,
$34,409,000.00; (iii) after March 31, 2005 and prior to March 31, 2006,
$24,577,000.00; and (iv) after March 31, 2006, $22,939,000.00. Textron Financial
Corporation's maximum obligation under the Inventory Loan shall be $10,000,000.00.

     2.8 SUSPENSION OF ADVANCES.

     (a) If any stay, order, cease and desist order, injunction, temporary restraining order or similar judicial or nonjudicial sanction shall be issued limiting or otherwise materially adversely affecting any Interval sales activities, other business operations in respect of the Resorts, or the enforcement of the remedies of Lender hereunder, then, in such event, Lender shall have no obligation to make any Advances hereunder: (i) in respect of Pledged Notes Receivable from the sale of Intervals which are the subject of any stay, order, cease and desist order, injunction, temporary restraining order or similar judicial or nonjudicial sanction has been issued until the stay, order, cease and desist order, injunction, temporary restraining order or similar judicial or nonjudicial sanction has been lifted or released to the satisfaction of Lender and (ii) in respect of Pledged Notes Receivable from the sale of Intervals at any Resort if: (x) the stay, order, cease and desist order, injunction, temporary restraining order or similar judicial or nonjudicial sanction in question has not been lifted or released to the satisfaction of Lender within sixty (60) days of its issuance and (y) there is a reduction in the total number of sales of Intervals by Borrower in any Loan Year of more than twenty percent (20%) from the total number of sales of Intervals in the immediately preceding Loan Year.

     (b) FAILURE TO ADHERE TO BUSINESS PLAN/DEFAULT OR EVENT OF DEFAULT. Lender shall not be obligated to fund any Advance hereunder if: (i) the Borrower shall fail to substantially adhere to the Business Plan (including the Senior Lender Advance Schedule) as determined by Lender in its sole and absolute discretion or
(ii) a Default or Event of Default shall have occurred and be continuing.

     (c) CHANGE IN CONTROL. If there shall occur a change, singly or in the aggregate, of more than fifty percent (50%) of the executive management of the Borrower as described in Schedule 2.8(c) Lender shall have no obligation to make any Advances hereunder, unless within thirty (30) days prior thereto Borrower provides Lender with written information setting forth the replacement executive management personnel of Borrower together with a description of those Persons' experience, ability and reputation, and Lender, acting in good faith, determines that the replacement management personnel's experience, ability and reputation is equal to or greater than that of the Borrower as set forth on Schedule 2.8(c). Notwithstanding the foregoing, the makeup of the Borrower's Board of Directors may be altered in accordance with the Bond Holder Exchange Documents, provided that Lender shall have no obligation to make any Advances hereunder if more than two (2) of the five (5) Board of Directors' positions are controlled by the Bond Holders."

29. GRANT OF SECURITY INTEREST. Section 3.1 is hereby restated and amended to read as follows:

     "3.1 GRANT OF SECURITY INTEREST. To secure the payment and performance of the Obligations, for value received, Borrower unconditionally and irrevocably assigns, pledges and grants to Lender a continuing first priority security interest in and to the Collateral to further secure the payment and performance of the Obligations. To further secure the payment and performance of the Obligations, Borrower shall also execute and deliver Lender: (i) the modifications to the Land Mortgages in the applicable form attached hereto as Exhibit A, granting Lender a first priority mortgage lien on the Land and (ii) the Additional Resort Collateral Mortgages, in the applicable form attached hereto as Exhibit A, granting Lender, a first priority mortgage lien on that portion of the Additional Resort Collateral consisting of real property. To further secure the payment and performance of the Obligations, Borrower shall further execute and deliver to
Lender: (1) the Additional Resort Collateral Assignment, in the applicable form attached hereto as Exhibit A, granting Lender a first priority security interest on that portion of the Additional Resort Collateral consisting of personal property; (2) the Stock Pledge Agreement, in the applicable form attached hereto as Exhibit A, granting Lender, a first priority security interest in the Silverleaf Finance I, Inc. Stock; (3) the Standby Management Agreement Assignment, in the applicable form attached hereto as Exhibit A, assigning to Lender, all of Borrower's right, title and interest in the Standby Management Agreement; and (4) the Standby Servicing Agreement Assignment, in the applicable form attached hereto as Exhibit A, assigning to Lender all of Borrower's right, title and interest in the Standby Servicing Agreement.

     Notwithstanding anything herein to the contrary, Borrower acknowledges and agrees as follows:

     (a) The Revolving Loan Component shall be secured by:

          (i) a first priority security interest in the Eligible Notes Receivable pledged to Lender as provided herein, the Mortgages with respect thereto and that portion of the other Collateral related thereto;

          (ii) a first priority security interest in the Ineligible Note Portfolio, the Mortgages with respect thereto and that portion of the other Collateral related thereto;

          (iii) a second priority security interest, subject only to the security interest securing the Term Loan Component and the Inventory Loan, in the Silverleaf Finance I, Inc. Stock and the Additional Resort Collateral.

     (b) The Term Loan Component shall be secured by:

          (i) a first priority security interest in the Additional Resort Collateral;

          (ii) a first priority security interest in the Silverleaf Finance I, Inc. Stock.

          (iii) a second priority security interest, subject only to the security interest securing the Revolving Loan Component, in the Eligible Notes Receivable pledged to Lender as provided herein, the Mortgages with respect thereto and that portion of the other Collateral related thereto; and

          (iv) second priority security interest, subject only to the security interest securing the Revolving Loan Component, in the Ineligible Note Portfolio, the Mortgages with respect thereto and the other Collateral related thereto.

In addition to the foregoing, Borrower acknowledges, agrees and confirms that the security interest granted to Lender, in all other Collateral to secure the Loan, including the Land, the Standby Management Agreement, the Standby Servicing Agreement and the other collateral securing the Heller Facility, the Sovereign Facility and the Existing Credit Facilities shall be equal in priority as between the Revolving Loan Component and the Term Loan Component and, with respect to the collateral securing the Heller Facility, the Sovereign Facility and the Existing Credit Facilities, subject only to the security interests securing such facilities. For purposes hereof, the reference to "collateral securing the Heller Facility" and "collateral securing the Sovereign Facility" shall mean the Notes Receivable and related Mortgages exclusively assigned to Heller or Sovereign in connection with an advance under their respective loan documents."

30. SECURITY INTEREST IN ALL PLEDGED NOTES RECEIVABLE. Section 3.2 is hereby restated and amended to read as follows:

     "3.2 SECURITY INTEREST IN ALL PLEDGED NOTES RECEIVABLE. Notwithstanding that Lender may be obligated, subject to the conditions of the Loan Documents, to make Advances only in respect of Eligible Notes Receivable pledged to Lender, Lender shall have a continuing security interest in all of the Pledged Notes Receivable, including all Notes Receivable in the Ineligible Note Portfolio and any Notes Receivable pledged to Heller or Sovereign and Lender may collect all payments made under or in respect of all such Notes Receivable, including, without limitation, Eligible Notes Receivable that are or may become ineligible, until any of the same may be released by Lender, if at all, pursuant to Section
12.10 or Section 7.2(a) below. Notwithstanding anything heretofore to the contrary, unless and until an Event of Default shall occur, Borrower, as agent for and on behalf of Lender, shall retain possession of and collect all payments under or in respect of all Notes Receivable in the Ineligible Note Portfolio. By executing this Agreement, Borrower acknowledges and agrees that it is holding such Notes Receivable as bailee and agent for Lender. Borrower shall hold and designate such Notes Receivable in a manner which clearly indicates that they are being held by Borrower as bailee on behalf of Lender. Upon the occurrence of an Event of Default, Borrower shall promptly deliver to Lender, for itself and as agent for Sovereign and Heller, all original Notes Receivable comprising the Ineligible Note Portfolio and to the extent not previously delivered to Lender, the documents listed in Section 5.1(b) hereof and with respect thereto and after such Event of Default Lender shall have the right to collect all proceeds therefrom and apply the same to payment of the Obligations as set forth in
Section 2.4(b) hereof.

     To perfect the security interest of Lender in the Ineligible Note Portfolio, Borrower agrees, subject to Lender's prior approval, to execute and cause to be filed, at Borrower's sole cost and expense, UCC-1 financing statement(s) with the appropriate state and local governmental authorities as requested by Lender. Borrower also shall execute and deliver in escrow to Lender, for itself and as agent and on behalf of Sovereign and Heller, an assignment of Mortgages in the form attached hereto as Exhibit A (the "ASSIGNMENT OF MORTGAGES") and as approved by Lender, Sovereign and Heller at their sole and absolute discretion, assigning equally to Lender, Heller and Sovereign, all of Borrower's rights, title and interests in each and all of the

Mortgages relating to the Notes Receivable in the Ineligible Note Portfolio. Borrower further agrees to promptly execute and deliver modifications or additional Assignments of Mortgages requested by Lender, Heller and Sovereign in order to continue the security interests of Lender, Heller and Sovereign in the Ineligible Note Portfolio. Borrower acknowledges and agrees that upon an Event of Default, Lender, or a designee as designated by Lender, Heller and Sovereign pursuant to the terms of the Intercreditor Agreement, shall have the right to automatically record, at Borrower's sole cost and expense, all such Assignments of Mortgages executed by Borrower and delivered to Lender in accordance with the terms of this Section 3.2."

31. INSURANCE. Section 3.4 is hereby restated and amended to read as follows:

     "3.4 INSURANCE. Insurance coverage with respect to the Resort(s) is provided by the Timeshare Owners' Association. Borrower shall furnish Lender, upon request, with satisfactory evidence that the Units, Buildings and Resorts are adequately insured. Borrower shall furnish to Lender evidence of insurance coverage with respect to the Land, that portion of the Additional Resort Collateral constituting real property and such other portion of the Additional Resort Collateral as Lender may reasonably request. Such insurance coverage shall insure against such risks, be in such amounts, with such companies and on such other terms as Lender may reasonably require. Each such policy shall name Lender as an additional insured and loss payee, as their respective interests may appear. In the event of a loss or damage to any portion of the Additional Resort Collateral constituting real property. Borrower shall, unless an Event of Default exists, apply the proceeds of any such insurance policy to restoration and repair of the Additional Resort Collateral in question in accordance with the applicable Declaration. If an Event of Default has occurred, Lender may, in its sole discretion, apply the proceeds of any such insurance policy to restoration and repair of such Additional Resort Collateral in question in accordance with the applicable Declaration or to the repayment of the Loan in accordance with Section 2.4 hereof."

32. PURCHASE CRITERIA. Section 3.9 is hereby restated and amended to read as follows:

     "3.9 PURCHASER/CRITERIA. All Eligible Notes Receivable pledged as Collateral to Lender subsequent to the Effective Date will be underwritten in a manner consistent with the Borrower's general underwriting criteria, as approved in writing by Lender, including, without limitation: (i) the requirement that a majority of sales shall be made to Purchasers with minimum annual income as follows: $35,000 for purchasers residing in the state of Texas, $40,000 for purchasers residing in the state of Illinois, and $45,000 for purchasers residing in the state of Massachusetts, (ii) the requirement that each Purchaser shall have a major credit card issued in his or her name, with a copy of such credit card maintained in Borrower's file for such Purchaser, and (iii) the requirement that the weighted average FICO Credit Bureau Scores of all Purchasers with respect to which a FICO score can be obtained be not less than 640, provided that the aggregate outstanding principal balance of Eligible Notes Receivable pledged to Lender with respect to which a FICO score can not be obtained, does not exceed ten percent (10%) of the aggregate outstanding principal amount of all Eligible Notes Receivable pledged to Lender. Borrower shall not materially alter its general underwriting criteria without the prior written approval of Lender, which approval Lender may withhold in its sole discretion."

33. REPLACEMENT NOTES RECEIVABLE. Section 3.12 is hereby restated and amended to read as follows:

     "3.12 REPLACEMENT NOTES RECEIVABLE. Except as may be provided in the Business Plan, Ineligible Notes Receivable, as such term is defined in Section 2.5(b), shall be replaced with Eligible Notes Receivable, to the extent available, on a dollar for dollar basis, provided, however, that if Borrower is unable to deliver Eligible Notes Receivable to replace any Ineligible Notes Receivable, Borrower shall deliver additional Notes Receivable, if available, to Lender whether or not such additional Notes Receivable satisfy the criteria for Eligible Notes Receivable. In the event that any Eligible Note Receivable becomes available thereafter, the Borrower shall promptly substitute such Eligible Note Receivable for the Ineligible Note Receivable pledged to Lender."

34. CROSS COLLATERALIZATION. Section 3.11 is hereby restated and amended to read as follows:

     "3.11 CROSS COLLATERALIZATION. The Collateral also secures the Obligations of Borrower under the Existing Credit Facilities. Upon repayment of this Loan and the satisfaction by Borrower of all of the Obligations under this Loan, the Collateral shall continue to secure the Existing Credit Facilities, as provided in the documents evidencing and securing the Existing Credit Facilities. If this Loan is paid in full, any Collateral remaining thereafter shall remain Collateral for the other Existing Credit Facilities. Borrower further acknowledges and agrees that upon repayment in full of the Heller Facility and/or the Sovereign Facility, Lender's security interest in the collateral securing such facilities shall automatically become a first priority security interest securing the Borrower's Obligations hereunder and under the Existing Credit Facilities and Borrower shall take such steps as Lender may request to deliver such collateral to Lender and to confirm Lender's first priority security interest therein. Notwithstanding the foregoing: (a) when the Term Loan Component and the Inventory Loan are paid in full, the Additional Resort Collateral shall be released from the Lien of the security interest granted to Lender hereunder provided: (i) an Event of Default has not occurred; and (ii) the Additional Resort Collateral is also released from any lien granted to Sovereign pursuant to the Sovereign Documents; and (b) when both the Term Loan Component and the Inventory Loan are paid in full, the Silverleaf Finance I, Inc., Stock shall be released from the Lien of the security interest granted to Lender hereunder provided: (i) an Event of Default has not occurred; and (ii) the Silverleaf Finance I, Inc., Stock is also released from any lien granted to Sovereign pursuant to the Sovereign Documents."

35. COLLATERAL. Section 3 is hereby amended in part to add the following new paragraphs:

     "3.12 ADDITIONAL ELIGIBLE RESORTS. From time to time during the Term, Borrower may propose to Lender that one or more additional time-share plans and projects owned and operated by Borrower be included among the Eligible Resorts in respect of which Advances may be made. Any such proposal will be in writing, and will be accompanied or supported by the due diligence and supporting Borrower, Affiliate, project, financial and related information identified in
Section 4.5 hereto, and such other information as Lender may require. Borrower will reasonably cooperate with Lender's underwriting and due diligence, and Borrower will be responsible for payment upon billing for Lender's out-of-pocket expenses in connection therewith. Subject to Lender's satisfactory underwriting and due diligence review, including satisfaction of the conditions in Sections 4 and 5 hereof as they relate to such additional time-share resorts, Lender may, but shall not be required to, approve one or more such additional time-share resorts, including future phases or condominiums in an Existing Eligible Resort, as an Eligible Resort qualifying for Advances under and subject to the terms of this Agreement and the other Loan Documents.

     Subject in each instance to Lender's acceptable underwriting and due diligence review, and Lender's prior written approval, any project as may be approved by Lender after the Closing Date, if any, is hereinafter referred to as an "ADDITIONAL ELIGIBLE RESORT". Any Advances hereunder with respect to any Additional Eligible Resort will be subject to all terms an conditions of this Agreement and the other Loan Documents.

     3.13 TAX REFUND. Borrower agrees that it shall use the proceeds of the Tax Refund strictly to fund Operating Expenses in accordance with the Business Plan and for no other reason, without Lender's prior written consent. Borrower agrees to use the Tax Refund before requesting any Advance hereunder. Upon request of Lender, Borrower shall promptly provide to Lender such evidence as Lender may request as to the manner in which the proceeds of the Tax Refund are being used."

36. TITLE POLICIES. Section 4.1(k) is hereby restated and amended to read as follows:

     "4.1(k) TITLE POLICIES:

          (i) Borrower shall deliver to Lender, with respect to each parcel of real property comprising the Land, an endorsement to the existing mortgagee's title insurance policy (the "Land Mortgage Title Policy Endorsement") updating each applicable policy previously issued with respect to the Land through the date hereof and indicating that the applicable Land Mortgage, as amended to date, is a first priority Lien on the land in question. Such Land Mortgage Title Policy Endorsement shall be an amount equal to the fair market value of the Land, and issued by companies and in form and substance satisfactory to Lender in its sole discretion.

          (ii) Borrower shall deliver to the Lender, with respect to each parcel of real property comprising the Additional Resort Collateral, a mortgagee's title insurance policy (the "Additional Resort Collateral Title Policy") in the full amount of the appraised value of each such parcel, indicating that the applicable Additional Resort Mortgage is a first priority Lien on the parcel in question. The title policy shall be in form and substance, and contain such endorsements, as are satisfactory to Lender in its sole discretion and shall be issued by a title insurance company satisfactory to Lender.

          (iii) Borrower shall be responsible for the payment of all costs and expenses of the foregoing title policies and endorsements."

37. CONDITIONS PRECEDENT TO FUNDING OF ADVANCES WITH RESPECT TO ADDITIONAL ELIGIBLE RESORTS. Section 4.5 is hereby restated and amended to read as follows:

     "4.5 CONDITIONS PRECEDENT TO FUNDING OF ADVANCES WITH RESPECT TO ADDITIONAL ELIGIBLE RESORTS. As provided in Section 3.12 hereof, Borrower may propose to Lender that

Lender approve one or more additional timeshare plans for inclusion hereunder as an Additional Eligible Resort in respect of which Advances may be made. The obligation of Lender to fund any Advances with respect to an Additional Eligible Resort shall be subject to the satisfaction of each of the following conditions precedent, in addition to all of the conditions precedent set forth elsewhere in the Loan Documents:

     (a) REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. The representations and warranties contained in the Loan Documents are and shall be true and correct in all respects, and all covenants and agreements have been complied with and shall be correct in all respects, and all covenants and agreements to have been complied with and performed by Borrower shall have been fully complied with and performed to the satisfaction of Lender.

     (b) NO PROHIBITED ACTS. Borrower shall not have taken any action or permitted any condition to exist which would have been prohibited by any provision of the Loan Documents.

     (c) APPROVAL OF DOCUMENTS PRIOR TO ADVANCE. Borrower has delivered or caused to be delivered to Lender (with copies to Lender's counsel), at least fifteen (15) Business Days prior to the date of each Advance, and Lender has reviewed and approved, at least five (5) Business Days prior to the date of each Advance, the form and content of all of the items specified in each of the Submissions required pursuant to this Section 4.5. Lender shall have the right to review and approve any changes to the form of any of the Submissions. If Lender disapproves of any changes to any of the Submissions, Lender shall have the right to require Borrower either to cure or correct the defect objected to by Lender or to elect not to fund the Loan or any Advance. Under no circumstances shall Lender's failure to approve or disapprove a change to any of the Submissions be deemed to be an approval of such Submissions. All of the Submissions were and shall be prepared at Borrower's sole cost and expense, unless expressly stated to be an obligation and expense of Lender. Lender shall have the right of prior approval of any Preparer and may disapprove any Preparer in its sole discretion, for any reason, including without limitation, that Lender believes that the experience, skill, reputation or other aspect of the Preparer is unsatisfactory in any respect. All Submissions required pursuant to this Agreement shall be addressed to Lender and include the following language:
"THE UNDERSIGNED ACKNOWLEDGES THAT TEXTRON FINANCIAL CORPORATION AS LENDER IS RELYING ON THE WITHIN INFORMATION IN CONNECTION WITH ITS DETERMINATION TO MAKE A LOAN TO SILVERLEAF RESORTS, INC. IN CONNECTION WITH THE SUBJECT COLLATERAL."

          (i) a certificate in the form attached as Exhibit A, to be dated as of the date of each such Advance and signed by the president, vice president, or secretary of the Borrower, certifying that the conditions specified in Sections 4.5(a) and (b) above are true;

          (ii) copies of the articles of incorporation of Borrower, together with any amendments thereto certified to be true and complete by Borrower and the Secretary of State of the State of Texas, a current certificate of good standing for Borrower issued by the Secretary of State of the State of Texas, a current certificate of authority to conduct business issued by the secretary of state in each state in which the Borrower conducts business, and copies of the by-laws of Borrower certified to be true, correct and complete by the secretary or assistant secretary of Borrower;

          (iii) except for the Resorts listed on Schedule 4.5(c)(iii) (the "Crown Resorts"), a Survey for each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to the Lender in connection with the Advance in question; and with respect to each Crown Resort, a legible, full size copy of the recorded plat for each such Resort;

          (iv) a certificate of the secretary or assistant secretary of Borrower certifying the adoption by the board of directors thereof, respectively, of a resolution authorizing the addition of the Resort in question as an Additional Eligible Resort and to authorize Borrower to enter into, execute and deliver any Documents in connection therewith;

          (v) a certificate of the secretary or assistant secretary of Borrower certifying the incumbency, and verifying the authenticity of the signatures, of the specified officers of Borrower authorized to sign all documents required in connection with such Additional Eligible Resort as required pursuant to this
Section 4.5;

          (vi) an inspection report or reports covering each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to the Lender in connection with the Advance in question, including without limitation all real property and personal property subject to the Declaration and all adjacent property, confirming:

                    (1) the absence of Hazardous Materials on the personal property and real property comprising each such Additional Eligible Resort;

                    (2) that the inspection firm has obtained, reviewed and included within its report a CERCLIS printout from the Environmental Protection Agency (the "EPA"), statements from the EPA and other applicable state and local authorities and a Phase I Environmental Audit, all of which information shall confirm that there are no known or suspected Hazardous Materials located at, used or stored on, or transported to or from each such Additional Eligible Resort or in such proximity thereto as to create a material risk of contamination of each such Additional Eligible Resort;

          (vii) evidence that Borrower is maintaining all policies of insurance required by and in accordance with Section 7.1(d) hereof, including copies of the most current paid insurance premium invoices;

          (viii) evidence that Borrower and the Timeshare Documents for each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to the Lender in connection with the Advance in question are in compliance with all applicable laws in connection with its sales of Intervals, including without limitation, the Timeshare Acts;

          (ix) a current preliminary title report or certificate of title for each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to Lender in connection with the Advance in question, with copies of all title exceptions;

          (x) copies of all applicable governmental permits, approvals, consents, licenses, and certificates for the establishment of each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to Lender in connection with the Advance in question as timeshare projects in accordance with the applicable Timeshare Act, and for the occupancy and intended use and operation of each such Additional Eligible Resort, including the Units, including a letter certification from Borrower regarding zoning classification and compliance, letters or other satisfactory evidence from utility companies, governmental entities or other persons confirming that water, sewer (sanitary and storm), electricity, solid waste disposal, telephone, police, fire and rescue services are being provided to each Resort, and any business licenses necessary for operation of each such Additional Eligible Resort;

          (xi) certified true, correct and complete copies of all of the Timeshare Documents for each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to Lender in connection with the Advance in question;

          (xii) evidence satisfactory to Lender that all taxes and assessments owed by or for which Borrower is responsible for collection have been paid, including but not limited to sales taxes, room occupancy taxes, payroll taxes, personal property taxes, excise taxes, intangibles taxes, real property taxes, and income taxes, and any assessments related to each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to Lender in connection with the Advance in question and copies of the most current paid tax bills for each such Additional Eligible Resort evidencing that each such Additional Eligible Resort have been segregated from all other property on the applicable municipal taxrolls;

          (xiii) written confirmation from an architect covering each Additional Eligible Resort, other than a Crown Resort, for which Eligible Notes Receivable are being pledged to Lender in connection with the Advance in question as to the physical condition of the improvements at each such Additional Eligible Resort, including that soil conditions are sufficient to support all existing and any contemplated improvements to the real property; which written confirmation shall be in form and substance reasonably acceptable to the Lender. Each architect rendering such written confirmation shall be licensed as an architect in the state of Texas;

          (xiv) such credit references on Borrower as Lender deems necessary in its sole discretion;

          (xv) copies or other evidence of all loans to Borrower from any officers, shareholders, or Affiliates of Borrower, if any;

          (xvi) a commitment to issue Mortgagee Title Policies from Title Company for each such Additional Eligible Resort. Notwithstanding anything heretofore to the contrary, Lender agrees that Borrower shall not be required to provide such a commitment or a Mortgagee Title Insurance Policy with respect to any Crown Resort (other than the Quail Hollow Resort), or, until such time as deeded Intervals are permitted under local law governing the Oak N' Spruce Resort, the Oak N' Spruce Resort in order to qualify any such Resort as an Additional Eligible Resort. Notwithstanding anything heretofore to the contrary, if any claim, lien, encumbrance, charge or other matter arises with respect to any Interval or Intervals for which an Eligible Note Receivable has been pledged to Lender pursuant to this Agreement, then, in such event:

               (a) The Note Receivable with respect to the Interval in question shall cease to be an Eligible Note Receivable and the Borrower immediately shall either replace the Note Receivable in question or make a Mandatory Prepayment as provided in Section 2.5(b) hereof; and

               (b) The Resort at which the Interval in question is located shall cease to be an Additional Eligible Resort, unless and until the Borrower shall cure any such claim, lien, encumbrance, charge or other matter to the satisfaction of Lender. Furthermore, any and all further requests for Advances in respect of such Resort must be accompanied by satisfactory Mortgagee Title Policies for all Intervals with respect to which such Advances are requested.

          (xvii) the Financial Statements;

          (xviii) to the extent not previously delivered hereunder or in connection with the Existing Credit Facility or the Inventory Loan, Borrower will execute, or cause to be executed with respect to each Additional Eligible Resort, a confirmation that the Assignment of Additional Resort Collateral covers any management agreement with respect to such Additional Resort, an Assignment of Notes Receivable and Mortgages, Borrower's Affidavit with Respect to the Additional Eligible Resorts and an Environmental Indemnification Agreement, each in the form attached hereto as Exhibit A;

          (xix) with respect to any improvements, including any Units, constructed at a Resort within the twenty-four month period prior to any Advance with respect to an Additional Eligible Resort, Borrower shall also deliver to Lender, for its approval, such documents and instruments as Lender may reasonably request in connection with such newly constructed improvements, including, without limitation, copies of building permits, plans and specifications, construction and architectural contracts, title insurance insuring over, among other things, mechanics liens, certificates of occupancy and satisfactory evidence of the completion of such improvements;

          (xx) such other documents, instruments, agreements, tests, reports and inspections as Lender may require with respect to the Borrower or any applicable Affiliate, the Loan or any Resort, including any Additional Eligible Resort; and

          (xxi) Upon request of Lender, Borrower shall deliver to Lender evidence, satisfactory to Lender, that there is no material litigation, written complaint, suit, action, written claim or written charge pending against the Borrower or any Affiliate with any court or with any governmental authority with respect to the Resort, the Timeshare Documents, any Eligible Notes Receivable, any Interval, or any marketing, offer or sale of any Interval.

     (d) PHYSICAL INSPECTION. Lender shall be satisfied with its physical inspection of the Additional Eligible Resorts.

     (e) UCC SEARCH. Lender shall have obtained, at Borrower's cost, such searches of the applicable public records as it deems necessary under all applicable law to verify that it has a first or second, as applicable, and prior perfected Lien and security interest covering all of the Collateral. Lender shall not be obligated to fund any Advance if Lender determines that Lender does not have a first or second, as applicable, and prior perfected lien and security interest covering any portion of the Collateral.

     (f) LITIGATION SEARCH. Lender shall have obtained, at Borrower's cost, an independent search to verify that there are no bankruptcy, foreclosure actions or other material litigation or judgments pending or outstanding against the Additional Eligible Resorts, any portion of the Collateral, Borrower, or any Affiliate, (each a "MATERIAL PARTY"). The term "other material litigation" as used herein shall not include matters in which (i) a Material Party is plaintiff and no counterclaim is pending or (ii) which Lender determines, in its sole discretion exercised in good faith, are immaterial due to settlement, insurance coverage, frivolity, or amount or nature of claim. Lender shall not be obligated to fund any Advance if it determines that any such litigation is pending.

     (g) OPINIONS OF BORROWER'S COUNSEL. Borrower shall deliver to Lender, for the benefit of Lender, at Borrower's sole cost and expense, such opinions of counsel, including counsel admitted in each state in which each Additional Eligible Resort is located, as to such matters with respect to the Borrower and each Additional Eligible Resort as Lender may request, and in form and substance acceptable to Lender in its sole discretion.

     (h) FUNDING PROCEDURE. Borrower shall have complied to Lender's satisfaction with each of the conditions precedent to funding of an Advance set forth in Section 5 hereof.

     (i) MANAGEMENT OF RESORT. Borrower shall provide evidence satisfactory to Lender that Borrower, or an Affiliate, is the manager or operator of each Resort, pursuant to a written management or operating agreement, in form and substance satisfactory to Lender, which with respect to all Resorts (other than the Crown Resorts) shall have a term which shall expire no earlier April 1, 2009. With respect to each Crown Resort only, each such Resort may qualify as an Additional Eligible Resort (subject to satisfaction by Borrower of the conditions set forth in this Section 4.5), so long the Borrower, or an Affiliate, is the manager or operator of each such Resort, pursuant to a written management or operating agreement, in form and substance satisfactory to Lender. Borrower agrees to provide an estoppel letter, in form and substance acceptable to Lender, from the applicable Timeshare Owner's Association. Each such management agreement constitutes a part of Additional Resort Collateral and is assigned to Lender to secure the Obligations as provided herein.

     (j) OTHER ITEMS. Such other agreements, documents, instruments, certificates and materials as Lender may request to determine the acceptability of any such Additional Eligible Resort, to evidence the Obligations; to evidence and perfect the rights and Liens and security interests of Lender contemplated by the Loan Documents, and to effectuate the transactions contemplated herein, including, without limitation, true copies of all Resort Documents for each such Additional Eligible Resort, all Timeshare Documents and operating and management contracts and agreements, evidence of compliance with the applicable Timeshare Act and other applicable laws, evidence of all required governmental licenses and permits; title searches; title commitments or policies, including complete and legible copies of each title exception, engineering, environmental and soil reports and evidence of compliance with all applicable zoning and building codes; each of which shall be satisfactory to Lender in its sole and absolute discretion."

38. FUNDING PROCEDURES. Section 5.1 (a) (i) is hereby restated and amended to read as follows:

     "(i) be in writing in form attached hereto as Exhibit C and shall certify the amount of the then-current Borrowing Base and the then-current Effective Advance Rate, specify the principal amount of the Advance requested and designate the account to which the proceeds of such Advance are to be transferred;"

39. FUNDING PROCEDURE. Section 5(a)(iv) is hereby restated and amended as follows:

     "(iv) be delivered to the office of Lender at least five (5) Business Days prior to the date of the requested Advance;"

40. FUNDING PROCEDURE. Section 5(b) is hereby amended in part as follows:

     "(b) LOAN DOCUMENTS/COLLATERAL. Not less than five (5) Business Days prior to the date of any Advance, the Borrower shall have:"

41. OTHER CONDITIONS. Section 5(c) (vii) is hereby restated and amended to read as follows:

     "(vii) "Lender shall have determined that the requested Advance, when added to the aggregate outstanding principal amount of all previous Advances, if any, does not, based on the Eligible Notes Receivable that have been duly pledged in favor of Lender: (i) exceed the total amount of the Borrowing Base, or (ii) cause the Effective Advance Rate, determined with respect to the aggregate of the Loan, the Tranche A Credit Facility and the Tranche B Facility, to exceed 95%;"

42. OTHER CONDITIONS. Section 5(c) is hereby amended in part to add the following new paragraphs:

     "(xii) There are insufficient proceeds from the Tax Refund to pay Operational Expenses as provided in the Business Plan;

     (xiii) Heller and Sovereign fund their respective portion in accordance with 2.1(e) and as provided in the Intercreditor Agreement; and

     (xiv) the most recent Weekly Flash Report indicates that Borrower has less than five million dollars ($5,000,000) in available unrestricted cash."

43. AUTHORIZATION, ENFORCEABILITY, ETC. Section 6.2(a) is hereby restated and amended as follows:

     "(a) The execution, delivery and performance by Borrower of the Loan Documents has been duly authorized by all necessary corporate action by Borrower and does not and will not: (i) violate any provision of the certificate or articles of incorporation of Borrower, bylaws of Borrower, or any agreement, law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect to which Borrower is a party or is subject; (ii) result in, or require the creation or imposition of, any Lien upon or with respect to any asset of Borrower other than Liens in favor of Lender; or (iii) result in a breach of, or constitute a default by Borrower under, any indenture, loan or credit agreement or any other agreement, document, instrument or certificate to which Borrower is a party or by which it or any of its assets are bound or affected."

44. AUTHORIZATION, ENFORCEABILITY, ETC. Section 6.2(e) is hereby restated and amended as follows:

     "(e) The execution and delivery of the Loan Documents, the delivery and endorsement to Lender of the Pledged Notes Receivable, the filing of the UCC-1's with the office of the secretary of state of the state in which Borrower is organized and the Assignment of Notes Receivable and Mortgages in the official records of the county in which the applicable Resort is located, create in favor of Lender a valid and perfected continuing first or second priority security interest, as applicable, in the Collateral. The Collateral shall secure the full payment and performance of the Obligations."

45. FINANCIAL STATEMENTS AND BUSINESS CONDITION. Section 6.3 is hereby restated and amended to read as follows:

     "6.3 FINANCIAL STATEMENTS AND BUSINESS CONDITION. The Weekly Flash Reports, the Monthly Financial Reports for the first ten (10) months of the calendar year 2001 and the Alternative Financial Models dated December 4, 2001 are, to the best of Borrower's knowledge, accurate and fairly represent the financial condition of the Borrower for the periods in question, subject to the written qualifications set forth therein, including the fact that such statements and reports are preliminary and subject to completion of the audit thereof and that Borrower anticipates adjustments thereto which may significantly affect the results thereof, including an estimated reduction in shareholder equity of $63,000,000. To the best of Borrower's knowledge, there are no material liabilities, direct or indirect, fixed or contingent, of Borrower, except as disclosed to Lender in writing."

46. TAXES. Section 6.4 is hereby restated and amended to read as follows:

     "6.4 TAXES. In accordance with the requirements set forth in the Declaration, the Borrower represents and warrants that the Borrower or Timeshare Owners' Association, as required, has paid or will have paid in full, prior to delinquency, all ad valorem taxes and other taxes and assessments against the Resort and the Collateral; and the Borrower knows of no basis for any additional taxes or assessments against the Resort or the Collateral. The Borrower or the Timeshare Owners' Association, as the case may be, has filed all tax returns required to have been filed by it and has paid or will pay prior to delinquency, all taxes shown to be due and payable on such returns, including interest and penalties, and all other taxes which are payable by it to the extent the same have become due and payable. Borrower has paid or will have paid in full, prior to delinquency, all ad valorem taxes and other taxes assessments against that portion of the Additional Resort Collateral constituting Resort real property and against the Land, and the Borrower knows of no basis for any additional taxes or assessments against the Land or other such real property."

47. LICENSES, PERMITS, ETC. Section 6.8 is hereby restated and amended to read as follows:

     "6.8 LICENSES, PERMITS, ETC. The Borrower, the Resorts, the Timeshare Owners' Associations or Borrower's Affiliates, including, but not limited to, Silverleaf Club, Inc., involved in the operations of the Resorts, and, to the best of Borrower's knowledge after diligent inquiry, other Persons involved in the operations of the Resorts, possess all requisite franchises, certificates of convenience and necessity, operating rights, approvals, licenses, permits, consents, authorizations, exemptions and orders as are necessary to carry on its or their business as now being conducted, without any known conflict with the rights of others and, with respect to the Borrower, the Resorts and the Timeshare Owners' Associations, in each case subject to no mortgage, pledge, Lien, lease, encumbrance, charge, security interest, title retention agreement or option other than as provided for by this Agreement. Borrower has all permits, licenses and consents for the ownership and use of the Land and the Additional Resort Collateral."

48. "ENVIRONMENTAL MATTERS. Section 6.9 is hereby restated and amended to read as follows:

     "6.9 ENVIRONMENTAL MATTERS. Except as otherwise noted on Schedule 6.9, (a) neither the Land, any portion of the Additional Resort Collateral consisting of real property or any Resort contains any Hazardous Materials, (b) no Hazardous Materials are used or stored at or transported to or from the Resorts, the Land or any portion of the Additional Resort Collateral consisting of real property,
(c) neither Borrower nor the Resorts nor any manager thereof or to Borrower's knowledge, the Timeshare Owners' Associations, have received notice from any governmental agency, entity or other Person with regard to Hazardous Materials on, under or affecting any Resort, the Land or any portion of the Additional Resort Collateral consisting of real property, and (d) neither Borrower nor the Resorts, the Land or any portion of the Additional Resort Collateral consisting of real property, nor any portion thereof, nor to Borrower's knowledge after diligent inquiry, the Timeshare Owners' Associations, are in violation of any Environmental Laws."

49. USE OF PROCEEDS./MARGIN STOCK. Section 6.11 is hereby restated and amended to read as follows:

     "6.11 USE OF PROCEEDS/MARGIN STOCK. (a) The proceeds of the Loan, the Existing Credit Facilities, the Heller Facility, The Sovereign Facility, the DZ Facility, the Tax Refund and any cash dividend or other cash distribution Borrower receives from Silverleaf Finance I, Inc. will only be used strictly in accordance with the Business Plan and for no other purpose and (b) none of the proceeds of the Loan will be used to purchase or carry any "margin stock" (as defined under Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time), and no portion of the proceeds of the Loan will be extended to others for the purpose of purchasing or carrying margin stock. None of the transactions contemplated in the Agreement (including, without limitation, the use of the proceeds from the Loan) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter 11."

50. NO DEFAULTS. Section 6.12 is hereby restated and amended to read as follows:

     "6.12 NO DEFAULTS. Except for the Specified Events of Default (as defined in the Forbearance Agreement) during the Forbearance Period (as defined in the Forbearance Agreement), Borrower has no knowledge of any Default or Event of Default not disclosed to Lender in writing. Except for the specified events of default under the forbearance agreement between Borrower and Heller or the forbearance agreement between Borrower and Sovereign, Borrower has no knowledge of any default or event of default under the Heller Documents or the Sovereign Documents, except as disclosed to Lender in writing, and neither Heller nor Sovereign has accelerated any loan obligation of Borrower on account of any such specified default or event of default."

51. RESTRICTION OF BORROWER. Section 6.14 is hereby restated and amended to read as follows:

     "6.14 RESTRICTIONS OF BORROWER. Except for this Agreement and the Loan Documents, the Inventory Loan Documents, the Tranche A Loan Documents, the Tranche B Loan Documents, the Heller Documents and the Sovereign Documents, the Borrower will not be, on or after the date hereof, a party to any contract or agreement which restricts its right or ability to incur indebtedness or prohibits Borrower's execution of or compliance with the terms of this Agreement, the other Loan Documents, the Inventory Loan Documents, the Tranche A Loan Documents, the Tranche B Loan Documents, the Heller Documents, the Bond Holder Exchange Documents, the Sovereign Documents or the DZ Facility Documents. The Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of the Collateral, whether now owned or hereafter acquired, to be subject to a Lien except in favor of Lender as provided herein, and, with respect to the Land, the Additional Resort Collateral, the Silverleaf Finance I. Inc., Stock and the Ineligible Notes Receivable, in favor of Heller and Sovereign, as applicable."

52. GENERAL REPRESENTATIONS AND WARRANTIES. Section 6 is hereby amended in part to add the following new paragraphs:

     "6.25 ADDITIONAL RESORT COLLATERAL.

     FIRST LIEN. Subject to the other first lien rights of Heller and Sovereign as provided in the Intercreditor Agreement, upon execution and delivery of the Additional Resort Collateral Assignments and execution and recording of the Additional Resort Collateral Mortgages, Lender will have a valid first lien in the Additional Resort Collateral.

     (a) ACCESS. The portion of the Additional Resort Collateral constituting real property has adequate legal rights of access to a public way.

     (b) FLOOD ZONE. Except as is disclosed in the surveys of the portion of the Additional Resort Collateral constituting real property that have been or will be provided to Lender, no portion of such land is located in a flood hazard area as defined by the Federal Insurance Administration.

     (c) SEISMIC EXPOSURE. No portion of the Additional Resort Collateral constituting real property is located in a zone 3 or zone 4 of the "Seismic Zone Map of the U.S."

     (d) CONDEMNATION. No portion of the Additional Resort Collateral constituting real property has been taken in condemnation or other like proceedings nor is any proceeding pending, threatened or known to be contemplated for the partial or the total condemnation or taking of any portion of such land.

     (e) NO PURCHASE OPTIONS. No person or entity has an option to purchase any portion of the Additional Resort Collateral, or any portion thereof, or any interest therein.

     6.26 ADDITIONAL REPRESENTATIONS AND WARRANTIES. This Agreement, the Original Agreement, the Note and the other Loan Documents constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms. Borrower ratifies and confirms each covenant and agreement made under the Original Agreement and the other Loan Documents, except as provided in the Forbearance Agreement.

     6.27 HELLER AND SOVEREIGN FACILITIES. The modifications of the Heller Facility and the Sovereign Facility on terms and conditions as provided in the Business Plan, have closed and Lender has been provided with true and correct copies of the Heller Documents and the Sovereign Documents, as so modified. There is no event of default or event which, with the passage of time, notice or both, would constitute an event of default under either the Heller Facility or the Sovereign Facility and Borrower is in good standing under both of such facilities.

     6.28 BOND HOLDER EXCHANGE TRANSACTION. The Bond Holder Exchange Letter has not been amended, modified or otherwise rescinded.

     6.29 DZ FACILITY. The DZ Letter Agreement is in full force and effect and has not been amended, modified or otherwise rescinded.

     6.30 STANDBY SERVICER. Borrower has entered into the Standby Servicing Agreement, a copy of which is attached hereto as Exhibit I, with the Standby Servicer, and such agreement is in full force and effect and has not been modified, amended or terminated."

53. AFFIRMATIVE COVENANTS. Section 7.1(a) is hereby restated and amended as follows:

     "(a) PAYMENT AND PERFORMANCE OF OBLIGATIONS. Borrower shall pay all of the Loan and related expenses when and as the same become due and payable, and Borrower shall strictly observe and perform all of the Obligations, including without limitation, all covenants, agreements, terms, conditions and limitations contained in the Loan Documents, and will do all things necessary which are not prohibited by law to prevent the occurrence of any Event of Default hereunder, other than a Specified Event of Default (as defined in the Forbearance Agreement); and the Borrower will maintain an office or agency in the State of Texas where notices, presentations and demands in respect of the Loan Documents may be made upon the Borrower. Such office or agency and the books and records of the Borrower shall be maintained at 1221 Riverbend Drive, Suite 120, Dallas, Texas 75221 until such time as the Borrower shall so notify Lender, in writing, of any change of location of such office or agency."

54. CONSOLIDATION AND MERGER. Section 7.1(c) is hereby restated and amended as follows:

     "(c) CONSOLIDATION AND MERGER. Borrower will not consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it, unless: (i) Borrower is the continuing or surviving corporation in any such consolidation or merger and (ii) prior to and immediately after such consolidation or merger, Borrower shall not be in default hereunder."

55. MAINTENANCE OF INSURANCE. Section 7.1(d) is hereby restated and amended as follows:

     "(d) MAINTENANCE OF INSURANCE. Borrower, or if required pursuant to the Declaration, the Timeshare Owners' Association, shall maintain (or the Borrower shall cause to be maintained) at all times during the term of this Agreement, policies of insurance with premiums being paid when due, and shall deliver to Lender originals of insurance policies issued by insurance companies, in amounts, in form and in substance, and with expiration dates, all acceptable to Lender and containing a waiver of subrogation rights by the insuring company, a non-contributory standard mortgagee benefit clause, or their equivalents, and a mortgagee loss payable endorsement in favor of and satisfactory to Lender, and breach of warranty coverage, providing the following types of insurance on and with respect to the Borrower (or, as appropriate, the respective Associations), the Land and the Resorts:

          (i) Fire and extended coverage insurance (including lightning, hurricane, tornado, wind and water damage, vandalism and malicious mischief coverage) covering the improvements at the Resorts and any personal property located in or on the Resorts and any real property constituting part of the Additional Resort Collateral, in an amount not less than the full replacement value of such improvements and personal property, and said policy of insurance shall provide for a deductible acceptable to Lender, breach of warranty coverage, replacement cost endorsements satisfactory to Lender, and shall not permit co-insurance;

          (ii) Public liability and property damage insurance covering the Land and the Resorts in amounts and on terms satisfactory to Lender; and

          (iii) Such other insurance on the Resorts and any real property constituting part of the Additional Resort Collateral, or any replacements or substitutions therefor including, without limitation, flood insurance (if any Resort is or becomes located in an area which is considered a flood risk by the U.S. Emergency Management Agency or pursuant to the National Flood Insurance program), in such amounts and upon terms as may from time to time be reasonably required by Lender.

     To the extent any other timeshare receivable lender has any rights to approve the form of insurance policies with respect to any Resort, the amounts of coverage thereunder, the insurers under such policies, or the designation of an attorney-in-fact for purposes of dealing with damage to any part of any Resort or insurance claims or matters related thereto, or any successor to such attorney-in-fact, or any changes with respect to any of the foregoing, Borrower shall take all steps as may be necessary (and, after turnover, if any, of control of any Resort to the

Timeshare Owners' Association, Borrower shall use its best efforts) to ensure that Lender shall at all times have a co-equal right, with such other lender (including, without limitation, Borrower or any third-party lender), to approve all such matters and any proposed changes in respect thereof; and Borrower shall not cause or permit any changes with respect to any insurance policies, insurers, coverage, attorney-in-fact, or insurance trustee, if any, without Lender's prior written approval.

     In the event of any insured loss or claim in respect of any Resort, Borrower shall apply (or cause to be applied), and Borrower covenants that the Timeshare Owners' Association shall apply (or cause to be applied), all proceeds of such insurance policies in a manner consistent with the Timeshare Documents and the Timeshare Act.

     All insurance policies required pursuant to this Agreement (or the Timeshare Documents or Timeshare Act) shall provide that the coverage afforded thereby shall not expire or be amended, canceled, modified or terminated without at least thirty (30) days prior written notice to Lender. At least thirty (30) days prior to the expiration date of each policy maintained pursuant to this
Section 7.1(d), a renewal or replacement thereof satisfactory to Lender shall be delivered to Lender. Borrower shall deliver or cause to be delivered to Lender receipts evidencing the payment for all such insurance policies and renewals or replacements.

     In the event of any fire or other casualty to or with respect to the improvements on or at the Resort and/or any real property constituting part of the Additional Resort Collateral, Borrower covenants that Borrower or the Timeshare Owners' Association, as the case may be, will promptly restore or repair (or cause to be restored, repaired or replaced) the damaged improvements and repair or replace any other personal property to the same condition as immediately prior to such fire or other casualty and, with respect to the improvements and personal property on the Resort, in accordance with the terms of the Timeshare Documents or Timeshare Act. The insufficiency of any net insurance proceeds shall in no way relieve the Borrower or, as applicable, Borrower and Timeshare Owners' Association, of its obligation to restore, repair or replace such improvements and other personal property in accordance, and/or any real property constituting part of the Additional Resort Collateral, with the terms hereof, of the Declaration or other Timeshare Documents or of the Timeshare Act, and Borrower covenants that Borrower or, as the case may be, the Timeshare Owners' Association, shall promptly comply and cause compliance with the provisions of the Declaration and other Timeshare Documents, or of the Timeshare Act relating to such restoration, repair or replacement. Borrower shall, unless an Event of Default has occurred, apply all insurance proceeds payable to or received by it, in accordance with the applicable Declaration. If an Event of Default has occurred, Lender may, in its sole discretion, apply all insurance proceeds in accordance with the applicable Declaration or to the repayment of the Loan in accordance with Section 2.4 hereof."

56. MAINTENANCE OF SECURITY. Section 7.1(e) is hereby restated and amended to read as follows:

     "(e) MAINTENANCE OF SECURITY. Borrower shall execute and deliver (or cause to be executed and delivered) to Lender all security agreements, financing statements, assignments and such other agreements, documents, instruments and certificates, and supplements and amendments thereto, and take such other actions, as Lender deems necessary or appropriate in order to maintain as valid, enforceable and perfected first or second priority liens and security interests, as applicable, all Liens and security interests in the Collateral granted to Lender to secure the Obligations. Borrower shall not grant extensions of time for the payment of, compromise for less than the full face value or release in whole or in part, any Purchaser or other Person liable for the payment of, or allow any credit whatsoever except for the amount of cash to be paid upon, any Collateral or any instrument, chattel paper or document representing the Collateral."

57. MONTHLY FINANCIAL REPORTS. Section 7.1(h)(ii) is hereby restated and amended to read as follows:

     "(ii) MONTHLY FINANCIAL REPORTS. As soon as available and in any event within ten (10) days after the end of each calendar month, a report showing (i) the trial balance of the Pledged Notes Receivable, (ii) an aging report on the Pledged Notes Receivable, (iii) a report detailing the collections on each of the Pledged Notes Receivable, (iv) a Borrowing Base Report, (v) monthly reports from the Lockbox Agent required pursuant to the Lockbox Agreement, and (vi) a report in form satisfactory to Lender indicating, among other things, the conformity of the Borrower's business to the Business Plan and any variances therefrom during the preceding calendar month."

58. NOTICE OF CLAIMED DEFAULT. Section 7.1(h)(ix) is hereby restated and amended to read as follows:

     "(ix) NOTICE OF CLAIMED DEFAULT. Except for a Specified Event of Default identified in the Forbearance Agreement, immediately upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, or upon becoming aware of any acceleration with respect to any Specified Event of Default, a written notice specifying, as applicable, the nature and period of existence thereof and what action the Borrower is taking or proposes to take with respect thereto;"

59. MANAGEMENT. Section 7.1(j) is hereby restated and amended as follows:

     "(j) MANAGEMENT. Borrower shall: (i) remain engaged in the active management of the Resorts, (ii) unless Borrower notifies Lender in writing at least thirty (30) days in advance of its new location, retain its executive offices at 1221 Riverbend Drive, Suite 120, Dallas, Texas 75221, and (iii) continue to perform duties substantially similar to those presently performed as provided in the management agreement relating to each Resort. No management agreement for any Resort shall be modified, assigned, extended, terminated or entered into nor shall the current method of operation and management of the Resorts be changed in any material manner, without the prior written approval of Lender, except as contemplated in Section 7.1(w) hereof."

60. MODIFICATIONS OF HELLER DOCUMENTS, DZ DOCUMENTS, BOLD HOLDER EXCHANGE DOCUMENTS, SOVEREIGN DOCUMENTS AND OTHER DEBT INSTRUMENTS. Section 7.4(k) is hereby restated and amended as follows:

     "(k) MODIFICATIONS OF HELLER DOCUMENTS, DZ DOCUMENTS, BOND HOLDER EXCHANGE DOCUMENTS, SOVEREIGN DOCUMENTS AND OTHER DEBT INSTRUMENTS. Borrower shall not amend or modify the Heller Documents, the Sovereign Documents, DZ Documents, Bondholder

Exchange Documents or the documents evidencing any other indebtedness of Borrower, nor shall Borrower extend, modify, increase or terminate the Heller Facility, DZ Facility, the Bond Holder Exchange Transaction, the Sovereign Facility or any other credit facility or loan, without the prior written consent of Lender, which consent shall not be unreasonably withheld."

61. MAINTENANCE. Section 7.1(n) is hereby restated and amended to read as follows:

     "(n) MAINTENANCE. Borrower shall maintain, or shall cause to be maintained, or to the extent provided for pursuant to the Declaration, shall use its best efforts to cause the Timeshare Owners' Association to maintain, the Resort and that portion of the Additional Resort Collateral consisting of real property in good repair, working order and condition and shall make all necessary replacements and improvements to the Resort and that portion of the Additional Resort Collateral consisting of real property so that the value and operating efficiency of the Resort and that portion of the Additional Resort Collateral consisting of real property will be maintained at all times and so that the Resort and that portion of the Additional Resort Collateral consisting of real property remains in compliance in all respects with the Timeshare Act, the Timeshare Documents and other applicable law."

62. REGISTRATION AND REGULATIONS. Section 7.1(p)(i) is hereby restated and amended to read as follows:

     "(i) LOCAL LEGAL COMPLIANCE. The Borrower will comply, and will cause the Resort, the Land and each portion of the Additional Resort Collateral constituting real property to comply, with all applicable servitudes, restrictive covenants, applicable planning, zoning or land use ordinances and building codes, all applicable health and Environmental Laws and regulations, and all other applicable laws, rules, regulations, agreements or arrangements."

63. AFFIRMATIVE COVENANTS. Section 7.1 is hereby amended in part to add the following new paragraphs:

     "(w) STANDBY MANAGER, RESORT CONSULTANT AND STANDBY SERVICER. Borrower will enter into agreements for the Standby Manager and the Resort Consultant on or before the Effective Date and will maintain such agreements in full force and effect. Borrower will maintain the agreement for the Standby Servicer in full force and effect. Borrower agrees that upon the occurrence of a Default or Event of Default hereunder: (1) Lender may, with the approval of a majority of the Borrower's Board of Directors, which approval shall not be unreasonably withheld or delayed, terminate any then existing management agreements and replace any existing manager with such manager as Lender may select provided however, if:
(x) the obligations have become immediately due and payable in accordance with
Section 9.1 (a) hereof, or (y) Lender elects to have J & J Limited, Inc. act as Standby Manager, then no such approval of Borrower's Board of Directors shall be required; and (2) The Standby Servicer will assume full control over the servicing of all Pledged Notes Receivable, reporting solely to Lender, as provided in Section 10.14 hereof.

     (x) DZ FACILITY. The DZ Letter Agreement remains in full force and effect and has not been amended, modified or rescinded and Borrower will diligently commence and proceed to close the DZ Facility on or before May 31, 2002 as contemplated in the DZ Letter Agreement and the Business Plan, and will promptly provide Lender with true and correct copies of the DZ Documents.

     (y) BOND HOLDER EXCHANGE TRANSACTION. Borrower will act diligently and in good faith to cause the requisite number of bond holders to accept the offer to participate in the Bond Holder Exchange Transaction on the terms set forth in the Bond Holder Exchange Letter and to close the Bond Holder Exchange Transaction on or before May 31, 2002, and promptly provide Lender with true and correct copies of all documents executed and/or delivered in connection with the Bond Holder Exchange Transaction.

     (z) HELLER FACILITY, SOVEREIGN FACILITY, DZ FACILITY AND BOND HOLDER EXCHANGE TRANSACTION. Borrower will comply with each of the terms and conditions of the Heller Facility, the Sovereign Facility, the DZ Facility and the Bond Holder Exchange Documents and will promptly deliver to Lender, upon receipt by Borrower, copies of any notices received by Borrower in connection with any of the forgoing credit facilities.

     (aa) FINANCIAL COVENANTS.

          (i) TANGIBLE NET WORTH. Borrower shall at all times have and maintain a Tangible Net Worth in an amount which shall not be less than an amount equal to (A) the greater of (1) $100,000,000 or (2) an amount equal to 90% of the Tangible Net Worth of Borrower as of September 30, 2001 plus (B) one hundred percent (100%) of the aggregate amount of proceeds received by Borrower after January 1, 2002 in connection with (1) each issuance by Borrower of any class or classes of capital stock after January 1, 2002 and (2) each incurrence of Indebtedness after January 1, 2002, other than Indebtedness which shall be the most senior Indebtedness of Borrower plus (C) one hundred percent (100%) of the aggregate amount of net income (calculated in accordance with GAAP) of Borrower after January 1, 2002.

          (ii) MARKETING AND SALES EXPENSES. Borrower will not permit as of March 31, 2002 and as of the last day of each calendar quarter thereafter the ratio of Marketing and Sales Expenses for any calendar quarter, singly and on a cumulative basis, during the specified period below (the "Reference Period") to Borrower's net proceeds from the sale of Intervals for such Reference Period to equal or exceed the ratio set forth opposite such period described in the table below during such Reference Period:

Period                               Ratio
------                               -----

4/1/02 - 12/31/02                    .550 to 1

1/1/03 - thereafter                  .525 to 1

          (iii) MINIMUM LOAN DELINQUENCY. Borrower will not permit as of the last day of each calendar quarter its over 30-day delinquency rate on its entire Notes Receivable portfolio (including, without limitation, all Eligible Notes Receivable pledged to Lender under the Agreement and all Notes Receivable pledged pursuant to the Heller Facility and the Sovereign Facility) to be greater than twenty-five percent (25%). If, as of the last day of each calendar quarter, Borrower's over 30-day delinquency on its entire Notes Receivable portfolio (including, without limitation, all Eligible Notes Receivable pledged to Lender under the Agreement and all Notes Receivable pledged pursuant to the Heller Facility and the Sovereign Facility) is greater than twenty percent (20%), then Lender shall have the right to conduct an audit, at Borrower's sole cost and expense, of all Borrower's Notes Receivable pledged to Lender hereunder.

          (iv) INTEREST COVERAGE. (i) For the calendar quarter of Borrower ending June 30, 2002, the Interest Coverage Ratio for Borrower shall be at least 1.1:1; (ii) for the calendar quarter of Borrower ending September 30, 2002, the average of the Interest Coverage Ratio of Borrower of such calendar quarter and the Interest Coverage Ratio for the immediately preceding calendar quarter shall be at least 1.1:1, (iii) for the calendar quarter of Borrower ending December 31, 2002, the average of the Interest Coverage Ratio of Borrower for such calendar quarter and the Interest Coverage Ratios for the two immediately preceding calendar quarters shall be at least 1.1:1; (iv) for each calendar quarter of Borrower beginning with, and including, the calendar quarter ending March 31, 2003 and for each calendar quarter of Borrower thereafter, the average of the Interest Coverage Ratio of Borrower for such calendar quarter and the Interest Coverage Ratios for each of the three immediately preceding calendar quarters shall be at least 1.25:1. The term Interest Coverage Ratio means with respect to any Person for any calendar quarter, the ratio of (a) EBITDA for such period less capital expenditures as determined in accordance with GAAP, for such period to (b) the interest expense minus all non-cash items constituting interest expense for such period.

          (v) PROFITABLE OPERATIONS. Borrower will not permit Consolidated Net Income (a) for any fiscal year, commencing with the fiscal year ending December 31, 2002, to be less than $1.00 and (b) for any two consecutive fiscal quarters (treated as a single accounting period) to be less than $1.00.

     (bb) NET SECURITIZATION CASH FLOW. Borrower will cause Silverleaf Finance I, Inc. to declare, at least quarterly, a cash dividend payable to Borrower, in an amount equal to the Net Securitization Cash Flow for such quarter. If no Default or Event of Default has occurred, Borrower agrees to use such dividends for payment of Operating Expenses as provided in the Business Plan and for no other purpose. If a Default or Event of Default has occurred, then all such dividends shall be paid directly to Lender, and applied by Lender in repayment of the Term Loan Component as provided in Section 2.4(b). Borrower agrees to provide Lender with written notice prior to any such sale or securitization and agrees to deliver to Lender copies of all documents executed in connection therewith. Any such sale or securitization shall be acceptable to Lender in its sole and absolute discretion. The proceeds received from any such securitization shall be used to pay down the Loan in accordance with the Business Plan.

     (cc) SALE OR SECURITIZATIONS OF NOTES RECEIVABLE. Borrower shall use its best efforts to sell and/or securitize the Notes Receivable pledged to Lender as security for the Loan, and the proceeds of any such sale or securitization shall be applied first to repayment of the Revolving Loan Component as provided in
Section 2.4(b), and then after the Revolving Loan Component has been paid in full, to repayment of the Term Loan Component as provided in Section 2.4(b). Borrower agrees to provide Lender with written notice prior to any such sale or securitization and agrees to deliver to Lender copies of all documents executed in connection therewith. Any such sale or securitization shall be acceptable to Lender in its sole and absolute discretion. The proceeds received from any such securitization shall be used to pay down the Loan in accordance with the Business Plan."

64. OPERATION OF BORROWER'S BUSINESS. Section 7.2 is hereby restated and amended as follows:

     "7.2 OPERATION OF BORROWER'S BUSINESS. Borrower will operate its business in substantial compliance with the Business Plan, including the Senior Lender Advance Schedule."

65. LIMITATION ON OTHER DEBT/FURTHER ENCUMBRANCES. Section 7.4(a) is hereby restated and amended as follows:

     "(a) LIMITATION ON OTHER DEBT, FURTHER ENCUMBRANCES. Borrower will not obtain financing and grant liens with respect to the Collateral or any of its other assets or property, except as hereafter provided. Prior to March 31, 2003, Borrower will not obtain financing and grant liens with respect to any of Borrower's unpledged Notes Receivable, except as provided in this Agreement, the Existing Credit Facilities, the Inventory Loan, the Heller Facility, and the Sovereign Facility, without the Lender's prior written consent, which consent will not be unreasonably withheld. As a condition to such consent, Lender may require that all proceeds of such financing be applied in repayment of the Loan as provided in Section 2.4 hereof so as to reduce the Effective Advance Rate, and may require advances to be funded from the Revolving Loan Component prior to advances from such other financing. At any time after March 31, 2003, Borrower may obtain financing and grant liens with respect to any of Borrower's unpledged Notes Receivable in an amount not to exceed twenty million dollars ($20,000,000.00), without Lender's consent provided that: (i) no Default or Event of Default has occurred; (ii) and such financing does not result in (x) Borrower's failure to substantially adhere to the Business Plan or (y) an Event of Default; and (iii) Lender may require advances to be funded from the Revolving Loan Component prior to advances from such other financing. At any time after March 31, 2003, if Borrower wishes to obtain financing in excess of twenty million dollars ($20,000,000.00) which will be secured by any of Borrower's unpledged Notes Receivable, Borrower will obtain Lender's written consent, which consent will not be unreasonably withheld. Borrower may obtain unsecured financing provided: (i) Borrower provides prior written notice to Lender setting forth the terms and conditions thereof; (ii) Lender is provided a copy of the loan documents thereof; and (iii) such financing does not result in Borrower's inability to substantially adhere to the Business Plan, as determined by Lender in its sole and absolute discretion."

66. TIMESHARE REGIME. Section 7.4(g) is hereby restated and amended as follows:

     "(g) TIMESHARE REGIME. Without Lender's prior written consent, which consent shall not be unreasonably withheld as to changes necessary to implement the Business Plan, Borrower shall not amend, modify or terminate the Declarations or other Timeshare Documents, or any other restrictive covenants, agreements or easements regarding the Resorts (except for routine non-substantive modifications which have no impact on the Collateral). Except as otherwise provided herein or in the Sovereign Documents, Borrower shall not assign its rights as "developer" under the Declarations without Lender's prior written consent, or file or permit to be filed any additional covenants, conditions, easements or restrictions against or affecting the

Resorts (or any portion thereof) without Lender's prior written consent, which consent shall not be unreasonably withheld."

67. NEGATIVE COVENANTS. Section 7.4 is hereby amended in part by adding the following new paragraphs:

     "(l) COMPENSATION OF SENIOR MANAGEMENT. The compensation payable to the senior management of Borrower, as a group, shall not be increased by more than twenty-five percent (25%) each year, with the increase in the first year following the Effective Date being measured against the compensation payable to the senior management of Borrower as of December 31, 2001, which compensation is set forth on Schedule 7.2(l). The Borrower represents and warrants that Schedule 7.2(l) accurately sets forth such compensation.

     (m) NO NEW CONSTRUCTION. Borrower will not, without Lender's prior written approval, construct any improvements (excluding resort amenities) on any Resorts, Land or any portion of the Additional Resort Collateral constituting real property, unless such improvements are contemplated in the Business Plan.

     (n) MODIFICATION OF OTHER DOCUMENTS. Borrower shall not amend or modify the Standby Management Agreement or the Standby Servicing Agreement, without the prior written consent of Lender, which consent shall not be unreasonably withheld"

68. COVENANT DEFAULTS. Section 8.1(b) is hereby restated and amended as follows:

     "(b) COVENANT DEFAULTS. If Borrower shall fail to perform or observe any covenant, agreement or warranty contained in this Agreement or in any of the Loan Documents, (other than with respect to: (i) the failure to make timely payments in respect of the Loan as provided in Section 8.1(a); (ii) the failure to deliver payments made under the Pledged Notes Receivable directly to Agent as required pursuant to Section 2.4 above as provided in Section 8.1(h); or (iii) violation of (x) the financial covenants in Section 7.1(aa) or (y) any negative covenants in Section 7.4) and, such failure shall continue for fifteen (15) days after notice of such failure is provided by Lender, provided however, that if Borrower commences to cure such failure within such 15 day period, but, because of the nature of such failure, cure cannot be completed within 15 days notwithstanding diligent effort to do so, then, provided Borrower diligently seeks to complete such cure, an Event of Default shall not result unless such failure continues for a total of thirty (30) days."

69. ENFORCEABILITY OF LIENS. Section 8.1(d) is hereby restated and amended as follows:

     "(d) ENFORCEABILITY OF LIENS. If any lien or security interest granted by Borrower to Lender in connection with the Loan is or becomes invalid or unenforceable or is not, or ceases to be, a perfected first or second priority lien or security interest, as applicable, in favor of Lender encumbering the asset to which it is intended to encumber, and Borrower fails to cause such lien or security interest to become a valid, enforceable, first or second, as applicable, and prior lien or security interest in a manner satisfactory to Lender within ten (10) days after Lender delivers written notice thereof to Borrower."

70. MATERIAL ADVERSE CHANGE. Section 8.1(l) is hereby restated and amended as follows:

     "(l) MATERIAL ADVERSE CHANGE. Any material adverse change in the financial condition of the Borrower in the condition of the Collateral. For purposes of this provision, a decline in the net worth of the Borrower of $100,000.00 or less shall not be considered a material adverse change."

71. DEFAULT BY BORROWER IN OTHER AGREEMENTS. Section 8.1(m) is hereby restated and amended as follows:

     "(m) DEFAULT BY BORROWER IN OTHER AGREEMENTS. Except for any Specified Event of Default (as provided in the Forbearance Agreement), which Specified Events of Default shall include a prior existing default under the Heller Facility or the Sovereign Facility, any default by the Borrower (i) in the payment of any indebtedness to any Lender, including any indebtedness owed to Lender under the Heller Facility, DZ Facility, Sovereign Facility, Bond Holder Exchange Transaction, or the Existing Credit Facilities, (ii) in the payment or performance of other indebtedness for borrowed money or obligations secured by any part of the Resort; (iii) in the payment or performance of other material indebtedness or obligations (material indebtedness or obligations being defined for purposes of this provision as any indebtedness or obligation in excess of $200,000) where such default accelerates or permits the acceleration (after the giving of notice or passage of time or both) of the maturity of such indebtedness, or permits the holders of such indebtedness to elect a majority of the board of directors of Borrower (whether or not such default[s] have been waived by such holder) or (iv) the acceleration by Heller, Sovereign, DZ or the bondholders of their respective credit facilities."

72. VIOLATION OF NEGATIVE COVENANTS. Section 8.1(o) is hereby restated and amended as follows:

     "(o) VIOLATION OF NEGATIVE COVENANTS. Borrower violates any negative covenants set forth in Section 7.4."

73. VARIANCE FROM BUSINESS PLAN. Section 8.1(p) is hereby deleted in its entirety.

74. NATURE OF EVENTS. Section 8.1 is hereby amended in part to add the following new paragraphs:

     "(s) RECEIVABLE ADVANCES IN EXCESS OF BORROWING BASE OR LOAN IN EXCESS OF MAXIMUM EFFECTIVE ADVANCE RATE. If the outstanding aggregate principal balance of all Advances exceeds the Borrowing Base or if the outstanding aggregate principal balance of the Revolving Loan Component Facility and the Term Loan Component divided by the aggregated outstanding principal balance of Eligible Notes Receivable pledged to Lender hereunder exceeds the Maximum Effective Advance Rate.

     (t) FAILURE OF DZ FACILITY AND/OR BOND HOLDER EXCHANGE TRANSACTION TO CLOSE. If either the DZ Facility or the Bond Holder Exchange Transaction shall fail to close on the terms and conditions set forth, respectively, in the DZ Letter Agreement and the Bond Holder Exchange Letter, on or before May 31, 2002.

     (u) DZ FACILITY NOTES RECEIVABLE PURCHASES. If DZ does not purchase Notes Receivable in the amounts and during the periods specified in the Business Plan or if the proceeds of such purchase are insufficient to make the principal payments described in Section 2.4(c) hereof or if Borrower fails to apply such proceeds to repayment of the Loan as provided in Section 2.4(c) hereof.

     (v) VIOLATION OF FINANCIAL COVENANTS. Borrower violates any financial covenants set forth in Section 7.1(aa)."

75. RETENTION OF COLLATERAL. Section 9.1(e) is hereby restated and amended as follows:

     "(e) RETENTION OF COLLATERAL. At its discretion, retain such portion of the Collateral as shall aggregate in value to an amount equal to the aggregate amount of the Loans, in satisfaction of the Obligations, whenever the circumstances are such that Lender is entitled on behalf of the Lender and elects to do so under applicable law."

76. REMEDIES UPON DEFAULT. Section 9.1 is hereby amended in part to add the following new paragraph:

     "(i) REPLACEMENT OF MANAGER AND SERVICER. Without demand or notice of any nature whatsoever, upon an Event of Default, Lender may: (1) terminate any then existing management agreements and with the approval of a majority of the Borrower's Board of Directors, which approval shall not be unreasonably withheld or delayed, replace any existing manager with such manager as Lender may select, provided however, if: (x) the Obligations have become immediately due and payable in accordance with Section 9.1 (a) hereof, or (y) Lender elects to have J & J Limited, Inc. act as Standby Manager, then no such approval shall be required; and (2) terminate any then existing servicing agreement and replace any then existing Servicer with the Standby Servicer or such other servicer as Lender may select in its sole and absolute discretion. Lender shall also have the right to assume management of the Resorts."

77. LENDER'S RIGHT TO SET-OFF. Section 10.6 is hereby restated and amended as follows:

     "10.6 LENDER'S RIGHT OF SET-OFF. Lender shall have the right to set-off against any Collateral any Obligations then due and unpaid by Borrower, provided Borrower is in Default."

78. REPLACEMENT SERVICER. Section 10.14 is hereby restated and amended as follows:

     "10.14 STANDBY SERVICER. Borrower acknowledges and agrees that upon written notice from Lender, to be given at any time during the term of the Loan in Lender's sole and absolute discretion, the Servicing Lender shall be replaced by the Standby Servicer, or such other servicing entity as may be selected by Lender in its sole and absolute discretion, for the purpose of servicing all Notes Receivable comprising the Collateral."

79. RETURN OF NOTES RECEIVABLE. Section 12.10 is hereby restated and amended as follows:

     "12.10 RETURN OF NOTES RECEIVABLE.

     (a) In the event Borrower complies with its Obligations under Section 2.5(b) of this Agreement with respect to Pledged Notes Receivable pursuant to which a default by the Purchaser thereof has occurred, and Borrower thereafter desires to enforce such Note Receivable against the Purchaser thereof, then provided that no Event of Default has occurred which has not been cured to Lender's satisfaction (as evidenced by a written acceptance of such cure executed by Lender), and no event has occurred which with notice, the passage of time or both, would constitute an Event of Default, then within thirty (30) days after its receipt of a written request from Borrower, Lender shall deliver such ineligible Note Receivable to Borrower, provided that such delivery shall be for the sole purpose of enforcing Lender's rights thereunder and Lender, notwithstanding such delivery, shall continue to have, on behalf of Lenders, a first priority security interest in any such note.

     (b) In the event that all Obligations hereunder are fully satisfied, then within a reasonable thereafter, Lender shall endorse the Pledged Notes Receivable "Pay to the order of Silverleaf Resorts, Inc. without recourse", and deliver such Pledged Notes Receivable, together with any other nonrecourse Collateral reassignment documents requested and prepared by Borrower, at Borrower's sole cost and expense."

80. TOTAL AGREEMENT. Section 12.12 is hereby restated and amended as follows:

     "12.12 TOTAL AGREEMENT. This Agreement and the other Loan Documents, including the Exhibits and Schedules to them, is the entire agreement between the parties relating to the subject matter hereof, incorporates or rescinds all prior agreements and understandings between the parties hereto relating to the subject matter hereof, cannot be changed or terminated orally or by course of conduct, and shall be deemed effective as of the date it is accepted by Lender at the offices set forth above. The documents evidencing the Existing Credit Facilities shall remain in full force and effect."

81. CONDITIONS PRECEDENT. The obligation of Lender under this Amendment and the obligation to fund any Advance hereunder shall be subject to the satisfaction of each of the following conditions precedent, in addition to all of the conditions precedent set forth elsewhere in the Loan Documents:

     (a) EXECUTION AND DELIVERY OF LOAN DOCUMENTS. Borrower shall have delivered to Lender, on or before the Closing Date, the following Loan Documents, each of which shall be in the form of the respective Loan Documents attached hereto as Exhibit A, and each of which when required, shall be in recordable form:

          (i) THIS AGREEMENT, AS AMENDED BY THE FIRST AMENDMENT.

          (ii) CLOSING OPINIONS FOR BORROWER.

          (iii) REVOLVING LOAN COMPONENT NOTE.

          (iv) TERM LOAN COMPONENT NOTE.

          (v) ADDITIONAL RESORT COLLATERAL MORTGAGES.

          (vi) ADDITIONAL RESORT COLLATERAL ASSIGNMENTS.

          (vii) STOCK PLEDGE AGREEMENT. Together with delivery of all original stock certificates indorsed to Lender, for itself and as agent for Sovereign.

          (viii) ASSIGNMENT OF NOTES RECEIVABLE AND MORTGAGES.

          (ix) ENVIRONMENTAL INDEMNITY AGREEMENT. An Environmental Indemnity Agreement, executed by Borrower in favor of Lender.

          (x) LOCKBOX AGREEMENT CONFIRMATION. The Lockbox Agreement confirmation, executed by Lockbox Agent, Lender and Borrower.

          (xi) MODIFICATION TO LAND MORTGAGES. Borrower shall have executed and delivered to Lender, on or before the date hereof, modifications to the Land Mortgages, each of which shall be in the form attached hereto as Exhibit A, and each of which shall be in recordable form.

          (xii) STANDBY MANAGEMENT AGREEMENT ASSIGNMENT.

          (xiii) INTERCREDITOR AGREEMENT. Borrower, Heller and Sovereign shall have executed and delivered to Lender, on or before the date hereof, the intercreditor agreement, in the form attached hereto as Exhibit A.

          (xiv) ASSIGNMENT OF MORTGAGES.

          (xv) FINANCING STATEMENTS. Original UCC financing statements covering the Collateral, filed with the Secretary of State of Texas.

          (xv) OTHER ITEMS. Such other agreements, documents, instruments, certificates and materials as Lender may request to evidence the Obligations; to evidence and perfect the rights and Liens and security interests of Lender contemplated by the Loan Documents, and to effectuate the transactions contemplated herein.

     (b) HELLER FACILITY AND SOVEREIGN FACILITY MODIFICATION. On or before the Effective Date, Borrower shall deliver to Lender, evidence satisfactory to Lender, that the Heller Facility and the Sovereign Facility have each been modified in a manner substantially similar to that set forth in the Business Plan and as previously been approved by Lender has been provided with copies of all of the executed Heller Documents modifications and the executed Sovereign Documents modifications;

     (c) EFFECTIVE DATE CONDITIONS. On or before the Effective Date, the following conditions shall be satisfied:

          (i) UCC SEARCH. Lender shall have obtained, at Borrower's cost, such searches of the applicable public records as it deems necessary under Texas, and other applicable law to verify that it has a first or second, as applicable, and prior perfected Lien and security interest covering all of the Collateral. Lender shall not be obligated to fund any Advance if

Lender determines that Lender does not have a first or second, as applicable, and prior perfected lien and security interest covering any portion of the Collateral, except as expressly provided herein.

          (ii) LITIGATION SEARCH. Lender shall have obtained, at Borrower's cost, an independent search to verify that there are no bankruptcy, foreclosure actions or other material litigation or judgments pending or outstanding against the Resorts, any portion of the Collateral, Borrower, or any Affiliates of Borrower (each a "Material Party"). The term "other material litigation" as used herein shall not include matters in which (i) a Material Party is plaintiff and no counterclaim is pending or (ii) which Lender determines, in its sole discretion exercised in good faith, are immaterial due to settlement, insurance coverage, frivolity, or amount or nature of claim. Lender shall not be obligated to fund any Advance if Lender determines that any such litigation is pending.

          (iii) TITLE SEARCHES. Title Searches for each real property comprising the Additional Resort Collateral and each real property comprising the Land, together with legible copies of each exception or matter noted thereon.

          (iv) TITLE INSURANCE POLICIES:

               (1) Borrower shall deliver to Lender, with respect to each parcel of real property comprising the Land, an endorsement to the existing mortgagee's title insurance policy (the "Land Mortgage Title Policy Endorsement") updating each applicable policy previously issued with respect to the Land through the date hereof and indicating that the applicable Land Mortgage, as modified to date, is a first priority Lien on the land in question. Such Land Mortgage Title Policy Endorsement shall be an amount equal to the fair market value of the Land, and issued by companies and in form and substance satisfactory to Lender in its sole discretion.

               (2) Borrower shall deliver to Lender, with respect to each parcel of real property comprising the Additional Resort Collateral, a mortgagee's title insurance policy (the "Additional Resort Collateral Title Policy") in the full amount of the appraised value of each such parcel, indicating that the applicable Additional Resort Mortgage is a first priority Lien on the parcel in question. The title policy shall be in form and substance, and contain such endorsements, as are satisfactory to Lender in its sole discretion and shall be issued by a title insurance company satisfactory to Lender.

               (3) Borrower shall be responsible for the payment of all costs and expenses of the foregoing title policies and endorsements.

          (v) SURVEYS. To the extent not previously delivered to Lender, Borrower shall deliver to Lender, at its sole cost and expense: (i) an ALTA survey of each parcel comprising the Additional Resort Collateral and the Land, which surveys shall be in form and substance satisfactory to Lender and the applicable title company, and shall be certified by the surveyor to Lender and the applicable title company, on such form of certification as may be approved by

Lender; or (ii) legible recorded plats of the parcel comprising the Additional Resort Collateral and the Land, provided such recorded plats are in form and substance reasonably satisfactory to Lender and Title Company and are sufficient to remove the survey exception from the title policy issued with respect thereto.

          (vi) RECORDING OF MODIFICATIONS TO LAND MORTGAGES AND ADDITIONAL COLLATERAL MORTGAGES. The Additional Resort Collateral Mortgages and modifications to the Land Mortgages shall have been duly recorded in the applicable land records for each state in which the Land and the Additional Resort Collateral is located.

          (vii) ENVIRONMENTAL REPORT. To the extent not previously delivered to Lender, an Environmental Report or Reports covering the Land and that portion of the Additional Resort Collateral which is real property confirming:

          (1) that soil conditions are sufficient to support all existing and any contemplated improvements to such real property;

          (2) the absence of Hazardous Materials on such real property;

          (3) that the issuer of the report has obtained, reviewed and included with its report a CERCLIS printout from the Environmental Protection Agency (the "EPA"), statements from the EPA and other applicable and state local authorities and such other information as Lender may reasonably require, including without limitation a Phase I environmental audit, all of which information shall confirm that there are no known or suspected Hazardous Materials located at, used or stored on, or transported to or from the real property in question, or in such proximity thereto as to create a material risk of contamination thereof.

          (viii) INSURANCE. Evidence that Borrower is maintaining all policies of insurance required by and in accordance with Section 7.1(d) hereof, including copies of the most current paid insurance premium invoices;

          (ix) GOVERNMENTAL PERMITS. To the extent not previously delivered to Lender, copies of all applicable government permits, approvals, consents, licenses and certificates with respect to the use and operation of the Resorts, the Land and that portion of the Additional Resort Collateral constituting real property;

          (x) TAXES. Evidence satisfactory to Lender that all taxes and assessments owed by or for which Borrower is responsible for collection had been paid with respect to the Resorts and the Collateral, including but not limited to sales taxes, room occupancy taxes, payroll taxes, personal property taxes, excise taxes, intangible taxes, real property taxes and any assessments related to the resorts or the Collateral. Copies of the most current tax bills for the Resorts, the Land and that portion of the Additional Resort Collateral constituting real property shall be provided to Lender;

          (xi) DZ FACILITY. Evidence satisfactory to Lender that the DZ Facility has closed on terms and conditions set forth in the DZ Letter Agreement and has been documented in form and substance reasonably satisfactory to Lender and Lender has been provided with copies of all the executed DZ Documents.

          (xii) LOAN PAYDOWN FROM THE PROCEEDS OF THE DZ FACILITY. Interest on the Revolving Loan Component and the Term Loan Component shall be paid in full to the Effective Date and the principal balance of the Revolving Loan Component shall be paid down to approximately $6,917,600.00. Interest on the Heller Facility shall be paid in full to the Effective Date. Interest on the Sovereign Facility shall be paid in full to the Effective Date and approximately $9,504,000.00 shall be paid down on the principal balance of the Sovereign Facility.

          (xiii) STANDBY MANAGER. Borrower will have entered into the Standby Management Agreement in form and substance satisfactory to Lender, in its sole discretion, with the Standby Manager. On and after an Event of Default, the Standby Manager shall be responsible for, among other things:
     (i) managing the operation of the Resorts, the related amenities, the Additional Resort Collateral and any other Collateral that Lender deems necessary, (ii) monitoring and supervising the marketing, sale, resale and financing of pledged Intervals at the Eligible Resorts and (iii) Lender may request, from time to time, in its sole discretion, such other duties and responsibilities related to the operation of the Resorts and related amenities, the Additional Resort Collateral, the Intervals and any other Collateral that Lender deems necessary. Borrower shall provide Lender with a list in form and substance satisfactory to Lender, in its sole discretion, of the duties and responsibilities associated with the operation of the Resorts.

          (xiv) FORBEARANCE AGREEMENT. All of the terms and conditions of the Forbearance Agreement shall have been satisfied to the satisfaction of Lender and Lender shall have determined that no Forbearance Termination Event shall have occurred and be continuing.

          (xv) BOND HOLDER EXCHANGE TRANSACTION CONSUMMATION. Evidence satisfactory to Lender in its sole discretion that the Bond Holder Exchange Transaction outlined in the Bond Holder Exchange Transaction Letter, a copy of which is attached hereto as Exhibit E, as approved by Lender, has been accepted by the requisite number of bond holders and the Bond Holder Exchange Transaction shall have fully closed. Lender shall be provided with copies of all of the executed Bond Holder Exchange Documents.

          (xvi) ZONING. To the extent not previously provided by Borrower to Lender, evidence that the use and operation of the portions of the Additional Resort Collateral comprised of real property comply with all applicable zoning, building, health, safety and fire codes and regulations.

          (xvii) RESORT CONSULTANT. The Borrower, at its own expense, shall retain a consultant of recognized standing, acceptable to Lender in its sole discretion (the "Resort Consultant"). The Resort Consultant shall have such duties and responsibilities as

     Lender may request, in its sole discretion, from time to time, including without limitation: (1) preparation of a report evaluating Borrower's business and the operation of the Resorts to be delivered to Lender within ten (10) days after the Effective Date; (2) on an ongoing basis, monitoring: (a) the operations of Borrower including the offer and sale of Intervals by Borrower and the financing by Borrower of such sales, (b) Borrower's compliance with the Business Plan, (c) Borrower's operation of the Silverleaf Club and (d) Borrower's and/or Silverleaf's Club's management and operation of the Resorts, the related amenities and the Additional Resort Collateral; and (3) submission of weekly written reports to Lender as to the foregoing. The Agreement with the Resort Consultant shall be in form and substance acceptable to Lender in its sole discretion and shall be assigned by Borrower to Lender as security for the Obligations. Notwithstanding the foregoing, Borrower and Lender acknowledge and agree that the Resort Consultant may also perform the duties of the Standby Manager.

          (xviii) ESTOPPEL LETTERS. Borrower shall deliver to Lender, with respect to each Resort, an estoppel letter, executed by the applicable Timeshare Owners' Association, in the form attached hereto as Exhibit A.

     (d) EFFECTIVE DATE ADVANCES. In the event that Borrower desires Lender to make an Advance on the Effective Date, then, in addition to all of the conditions precedent set forth in this Paragraph 81, Borrower shall have complied with all of the requirements of Section 5 below at least five (5) Business Days prior to the Effective Date.

     (e) EXPENSES. Borrower shall have paid all fees and expenses required to be paid pursuant to this Agreement. Lender shall have no obligation to fund any Loan or make the initial Advance or any subsequent Advance unless (x) the amount of the initial Advance together with any moneys paid by Borrower is sufficient to satisfy all fees and expenses required to be paid pursuant to this Agreement, and (y) the Advance will not be used for any of the uses set forth in Section 6.11.

     (f) MANAGEMENT OF RESORT. Borrower shall provide evidence satisfactory to Lender that Borrower, or an Affiliate, is the manager or operator of each Resort, pursuant to a written management or operating agreement, in form and substance satisfactory to Lender, which with respect to all Resorts (other than the Crown Resorts) shall have a term which shall expire no earlier April 1, 2009. With respect to each Crown Resort only, each such Resort may qualify as an Additional Eligible Resort (subject to satisfaction by Borrower of the conditions set forth in this Section 4.5), so long as Borrower, or an Affiliate, is the manager or operator of each such Resort, pursuant to a written management or operating agreement, in form and substance satisfactory to Lender. Borrower agrees to provide an estoppel letter, in form and substance acceptable to Lender, from the applicable Timeshare Owner's Association. Each such management agreement constitutes a part of the Additional Resort Collateral and is assigned to Lender, to secure the Obligations as provided herein.

     (g) POST CLOSING LETTER. Lender and Borrower shall execute a "Post Closing Letter" specifying which of the conditions set forth in this Paragraph 81 which Lender has agreed may be satisfied after the Effective Date, and by the date specified in the Post Closing Letter.

     (h) RECORDING OF MODIFICATIONS TO LAND MORTGAGES AND ADDITIONAL COLLATERAL MORTGAGES. Modifications to the Land Mortgages and the Additional Resort Collateral Mortgages shall have been duly recorded in the applicable land records for each state in which the Land and the Additional Resort Collateral is located

     (i) OTHER ITEMS. Such other agreements, documents, instruments, certificates and materials as Lender may request to determine the acceptability of any such Additional Eligible Resort, to evidence the Obligations; to evidence and perfect the rights and Liens and security interests of Lender contemplated by the Loan Documents, and to effectuate the transactions contemplated herein, including, without limitation, true copies of all Resort Documents for each such Additional Eligible Resort, all Timeshare Documents and operating and management contracts and agreements, evidence of with the applicable Timeshare Act and other applicable laws, evidence of all required governmental licenses and permits; title searches; title commitments or policies, including. Complete and legible copies of each title exception, engineering, environmental and soil reports, evidence of compliance with all applicable zoning and building codes; each of which shall be satisfactory to Lender in its sole and absolute discretion.

IN THE EVENT THAT LENDER DETERMINES, IN ITS SOLE AND ABSOLUTE DISCRETION, THAT ANY OF THE CONDITIONS SET FORTH ABOVE OR OTHERWISE CONTAINED IN THIS FIRST AMENDMENT OR SET FORTH IN THE TRANCHE A LOAN AGREEMENT, THE TRANCHE B LOAN AGREEMENT OR THE INVENTORY LOAN ARE NOT SATISFIED ON OR BEFORE MAY 31, 2002, THEN THIS FIRST AMENDMENT, AND THE OBLIGATIONS OF LENDER HEREUNDER, SHALL BE NULL AND VOID IN ALL RESPECTS AB INITIO. IN SUCH EVENT, THE ORIGINAL AGREEMENT AND THE TERMS AND CONDITIONS THEREIN SET FORTH, AS MODIFIED BY THE FORBEARANCE AGREEMENT AND THE EXTENSION LETTER, SHALL GOVERN AND CONTROL BORROWER'S OBLIGATION WITH RESPECT TO REPAYMENT IN FULL OF THE OBLIGATIONS, AS SUCH TERM IS DEFINED IN THE ORIGINAL AGREEMENT.

82. FURTHER DOCUMENTATION. Borrower agrees to execute and deliver to Lender any and all additional documentation as Lender may now or hereafter require in order to effectuate the terms and conditions of this Fifth Amendment.

83. LOAN DOCUMENTS. Notwithstanding anything to the contrary in the Loan and Security Agreement, dated as of April 17, 2001, all Loan Documents shall be in a form attached hereto as Exhibit A

84. EFFECT OF AMENDMENT. Except as herein expressly amended, the Agreement shall remain in full force and effect.

85. RATIFICATION AND CONFIRMATION. Except as herein expressly amended, Borrower hereby ratifies, confirms, assumes and agrees to be bound by all statements, covenants and agreements set forth in the Original Agreement and the other Loan Documents. The Borrower reaffirms, restates and incorporates by reference all of the covenants and agreements made in the Loan Documents as if the same were made as of this date. The Borrower agrees to pay the Loan and all related expenses, as and when due and payable in accordance with the Agreement, as amended hereby, and the other Loan Documents, and to observe and perform the Obligations, and do all things necessary which are not prohibited by law to prevent the occurrence of any Event of Default. In addition, to further secure, and to evidence and confirm the securing of, the prompt and complete payment and performance by the Borrower of the Loan and all of the Obligations, for value received, Borrower unconditionally and irrevocably assigns, pledges and grants to Lender, and hereby confirms or reaffirm the prior granting to Lender of, a continuing first priority Lien, mortgage and security interest in and to all of the Collateral, whether now existing or hereafter acquired. Also, as provided in the Loan Documents, the Loan is and shall be further secured by the Liens and security interests in favor of Lender in the properties and interests relating to Additional Eligible Resorts, which now or hereafter serve as collateral security for any Obligations. On the date of the First Amendment and thereafter upon satisfaction of the requirements for approval by Lender of Additional Resorts, Borrower shall record, or cause to be recorded, such mortgages, deeds of trust, deeds to secure debt, assignments, pledges, security agreements and UCC Financing Statements in the appropriate public records of the state in which each Resort is located to further evidence and perfect the Lender's Lien on the Collateral. Borrower agrees to deliver or cause to be delivered by its Affiliates, such mortgages, deeds of trust, deeds to secure debt, assignments, pledges, security agreements and UCC Financing Statements as Lender may deem necessary to further evidence and perfect the Lender's Lien on the Collateral.

86. ESTOPPEL. Borrower acknowledges, agrees and confirms that: (a) Advances under the Original Agreement have been made prior to the date of the First Amendment; (b) all such Advances made prior to the Effective Date were made in favor of Borrower in respect of the Existing Eligible Resorts; (c) Advances made prior to the date of the First Amendment under the Original Agreement are deemed as having been made for the benefit of the Borrower and Borrower acknowledges and agrees that Borrower received a direct and substantial financial benefit from such Advances and (d) immediately prior to the date of the First Amendment, and without giving effect to any Advances that may be made pursuant to the First Amendment, the status of the Loan, including the outstanding principal balance thereof is as reflected in the Loan Funding Report delivered to and approved by Lender in connection with the closing of the First Amendment, a copy of which is attached as Exhibit B.

     The Loan constitutes valuable consideration to Borrower, which consideration is uninterrupted and continuous since the dates on which the Loan was first made. This First Amendment and the other Loan Documents and the Loan modifications and transactions provided for or contemplated hereunder or thereunder, shall in no way adversely affect the Lien or perfection or priority of any Lien of Lender as of the date hereof in and to any Collateral, and are not intended to constitute, and do not constitute or give rise to, any novation, cancellation or extinguishment of any of Borrower's Obligations existing as of the First Amendment Closing Date to Lender, or of any interests owned or held by Lender (and not previously released) in and to any of the Collateral; it being the intention of the parties that the transactions provided for or contemplated herein shall be effectuated without any interruption in the continuity of the value and consideration received by Borrower, and of the attachment, perfection, priority and continuation in favor of Lender in and to all Collateral and proceeds.

87. CROSS DEFAULT TO EXISTING CREDIT FACILITIES. Notwithstanding anything to the contrary in the Agreement, any default by the Borrower under the Existing Credit Facility shall also be a default under this Agreement.

88. EFFECTIVE DATE. BORROWER ACKNOWLEDGES, AGREES AND CONFIRMS THAT THE TERMS AND CONDITIONS OF THIS FIRST AMENDMENT, INCLUDING ANY OBLIGATION OF LENDER TO MAKE ANY ADVANCE HEREUNDER, SHALL NOT BECOME EFFECTIVE UNTIL THE EFFECTIVE DATE, AS SUCH TERM IS HEREINAFTER DEFINED. FOR PURPOSES OF THIS FIRST AMENDMENT, THE TERM "EFFECTIVE DATE" SHALL MEAN THE DATE ON WHICH LENDER DETERMINES, IN ITS SOLE AND ABSOLUTE DISCRETION, THAT EACH OF THE CONDITIONS SET FORTH IN SECTION 4 HEREOF HAVE BEEN SATISFIED, INCLUDING BUT NOT LIMITED TO: (i) THE CLOSING OF THE DZ FACILITY IN ACCORDANCE WITH THE TERMS AND CONDITIONS OUTLINED IN THE DZ LETTER AGREEMENT AND THE BUSINESS PLAN; (ii) THE CONSUMMATION OF THE BOND HOLDER EXCHANGE TRANSACTION IN ACCORDANCE WITH THE TERMS AND CONDITIONS OUTLINED IN THE BOND HOLDER EXCHANGE LETTER AND THE BUSINESS PLAN; AND (iii) THE CLOSING OF THE SOVEREIGN FACILITY AND HELLER FACILITY IN ACCORDANCE WITH THE BUSINESS PLAN. IN THE EVENT THAT THE EFFECTIVE DATE DOES NOT OCCUR ON OR BEFORE MAY 31, 2002, THEN THIS FIRST AMENDMENT, AND ALL OF THE OBLIGATIONS OF LENDER AND LENDER HEREUNDER, INCLUDING THE OBLIGATION TO MAKE ANY ADVANCE HEREUNDER SHALL BE VOID AB INITIO, AS IF THIS FIRST AMENDMENT WAS NEVER ENTERED INTO. IN SUCH EVENT, THE LOAN, AND THE RIGHTS AND OBLIGATIONS OF BORROWER WITH RESPECT THERETO, SHALL BE GOVERNED IN ALL RESPECTS BY THE TERMS AND CONDITIONS SET FORTH IN THE ORIGINAL AGREEMENT, AS MODIFIED BY THE FORBEARANCE AGREEMENT. BORROWER EXPRESSLY ACKNOWLEDGES, AGREES AND CONFIRMS THAT TIME IS OF THE UTMOST ESSENCE WITH RESPECT TO THE EFFECTIVE DATE OCCURRING ON OR BEFORE MAY 31, 2002. ON THE EFFECTIVE DATE, AND SO LONG AS EACH CONDITION PRECEDENT SET FORTH IN THIS AGREEMENT HAS BEEN SATISFIED, LENDER AGREES TO WAIVE ALL PRIOR DEFAULTS AND EVENTS OF DEFAULT UNDER THE ORIGINAL AGREEMENT, INCLUDING BUT NOT LIMITED TO THE SPECIFIED EVENTS OF DEFAULT PROVIDED IN THE FORBEARANCE AGREEMENT.

89. DZ BANK FACILITY CONDITIONS. Lender acknowledges and agrees that: (i) the transfer of Notes Receivable to Silverleaf Finance I, Inc. in connection with the DZ Facility is a true sale and not a financing transaction; (ii) Lender will not consolidate Silverleaf Finance I, Inc. with the Borrower in the event of a bankruptcy; and (iii) Lender will not take any action to the contrary in the case of a bankruptcy of Borrower or otherwise.

90. RELEASE. IN ORDER TO INDUCE LENDER TO ENTER INTO THIS AGREEMENT, BORROWER ACKNOWLEDGES AND AGREES THAT (i) BORROWER HAS NO CLAIM OR CAUSE OF ACTION AGAINST LENDER (OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS); (ii) BORROWER HAS NO OFFSET RIGHT, COUNTERCLAIM OR DEFENSE OF ANY KIND AGAINST ANY OF ITS OBLIGATIONS, INDEBTEDNESS OR LIABILITIES TO AND (iii) LENDER HAS HERETOFORE PROPERLY PERFORMED AND SATISFIED IN A TIMELY MANNER ALL OF ITS OBLIGATIONS TO BORROWER. BORROWER WISHES TO ELIMINATE ANY POSSIBILITY THAT ANY PAST CONDITIONS, ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS WOULD IMPAIR OR OTHERWISE ADVERSELY AFFECT LENDER'S RIGHTS, INTERESTS, CONTRACTS, COLLATERAL SECURITY OR REMEDIES. THEREFORE, BORROWER UNCONDITIONALLY RELEASES, WAIVES AND FOREVER DISCHARGES (A) ANY AND ALL LIABILITIES, OBLIGATIONS, DUTIES, PROMISES OR INDEBTEDNESS OF ANY KIND OF LENDER TO BORROWER, EXCEPT THE OBLIGATIONS TO BE PERFORMED BY LENDER ON OR AFTER THE DATE HEREOF AS EXPRESSLY STATED IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND (B) ALL CLAIMS, OFFSETS, CAUSES OF ACTION, SUITS OR DEFENSES OF ANY KIND WHATSOEVER (IF ANY), WHETHER ARISING AT LAW OR IN EQUITY, WHETHER KNOWN OR UNKNOWN, WHICH BORROWER MIGHT OTHERWISE HAVE AGAINST LENDER, OR ITS RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS, IN EITHER CASE (A) OR (B), ON ACCOUNT OF ANY PAST OR PRESENTLY EXISTING CONDITION, ACT, OMISSION, EVENT, CONTRACT, LIABILITY, OBLIGATION, INDEBTEDNESS, CLAIM, CAUSE OF ACTION, DEFENSE, CIRCUMSTANCE OR MATTER OF ANY KIND.

            [THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, Borrower and Lender, have caused this Agreement to be duly executed and delivered effective as of the date first above written.

                                       BORROWER:

                                       SILVERLEAF RESORTS, INC., a Texas
                                       corporation

George R. Bedell, as witness           By: /s/ Harry J. White, Jr.
------------------------------             -----------------------------
                                           Name: Harry J. White, Jr.
                                           Title: CFO

STATE OF TEXAS             )
                           )ss:
COUNTY OF DALLAS           )

The foregoing instrument was acknowledged before me this 19th day of March, 2002 by Harry J. White, Jr., CFO of Silverleaf Resorts, Inc., a Texas corporation, on behalf of the Corporation.

                                       /s/ JoAnn Posival
                                       ------------------------------------
                                       Commissioner of the Superior Court
                                       Notary Public
                                       My Commission Expires: July 22, 2004

                                       LENDER:

                                       TEXTRON FINANCIAL CORPORATION
                                       a Delaware corporation

/s/ Ronald H. Messigner                By: /s/ John T. Dannibale
------------------------------             ---------------------------------
                                           Name: John T. Dannibale
                                           Title: VP

STATE OF CONNECTICUT         )
                             )ss:
COUNTY OF HARTFORD           )

The foregoing instrument was acknowledged before me this 26th day of April, 2002 by John T. Dannibale, VP of TEXTRON FINANCIAL CORPORATION, a Delaware corporation, on behalf of the corporation.

                                       /s/ Christine M. Cordeira
                                       -------------------------------------
                                       Commissioner of the Superior Court
                                       Notary Public
                                       My Commission Expires: April 30, 2002

Exhibits:

Schedule A Land Records
Schedule B List of Existing Executive Management Personnel
Schedule 1.1(p) Description of Resort Declarations
Schedule 1.1(ii) List of Heller Documents
Schedule 1.1(mm) Land Description
Schedule 1.1(ooo) List of Sovereign Documents
Schedule 1.1(xxx) Timeshare Owners' Associations
Schedule 6.5 Prior Liens
Schedule 6.7 Litigation
Schedule 6.9 Environmental Items
Schedule 6.19 Time Share Documents
Schedule 6.23 Inventory Control Procedures
Exhibit A Form of Loan Documents
Exhibit B Form of Borrower's Request for Advance and Certification Exhibit C Form of Officer's Certification